                                                Filed pursuant to Rule 424(b)(5)
                                                          SEC File No. 333-74467

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 26, 2000)

                                  $223,014,972
                                 (Approximate)
                              [FIRST HORIZON LOGO]
                           Seller and Master Servicer

                First Horizon Mortgage Pass-Through Trust 2000-2
                                     Issuer

               Mortgage Pass-Through Certificates, Series 2000-2
             Distributions payable monthly commencing in June, 2000

--------------------------------------------------------------------------------

   You should                  The trust will issue:
   carefully consider
   the risk factors
   beginning on page
   S-11 of this
   prospectus
   supplement and on
   page 6 of the
   accompanying
   prospectus.

                                .  nine classes of senior certificates; and

                                .  six classes of subordinated certificates.

   For a description of the classes of certificates offered by this prospectus, see "Summary--Offered Certificates" on page S-5. Credit enhancement for the certificates will be provided by subordination.

   The assets of the trust will include a pool of conventional, fixed rate, first lien, fully amortizing, one- to four-family residential mortgage loans. The stated maturities of the mortgage loans will range from 25 to 30 years.

   The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   Lehman Brothers, Inc. will purchase the offered certificates (other than the Class PO Certificates) and, together with First Tennessee Securities Corporation will sell them to investors at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the certificates will be approximately 98.48% of the total principal balance of those certificates, plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays for the certificates and the amount it receives from their sale to the public. The certificates will be available for delivery to investors on or about May 30, 2000.


--------------------------------------------------------------------------------

Lehman Brothers                           First Tennessee Securities Corporation

                                  May 24, 2000

             Important notice about information presented in this
            prospectus supplement and the accompanying prospectus:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

     If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by First Tennessee Securities Corporation, an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such certificates. First Tennessee Securities Corporation may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT
                                                                                                                       PAGE
                                                                                                                       ----
Important notice about information presented in this prospectus supplement and the accompanying prospectus.........     S-2

SUMMARY............................................................................................................     S-5

RISK FACTORS.......................................................................................................    S-11
         Certificates may not be appropriate investments for some investors........................................    S-11
         Prepayments are unpredictable and will affect the yield on your certificate...............................    S-12
         The effect of prepayments on principal only certificates and certificates purchased at a premium
                   or discount may be severe.......................................................................    S-13
         Subordination may not be sufficient to protect senior certificates from losses............................    S-13
         Concentration of California mortgage loans may increase risk of losses....................................    S-14
         Residual Certificates have adverse tax consequences.......................................................    S-15
         Year 2000 computer problems could disrupt distributions on your certificates..............................    S-15

FORWARD LOOKING STATEMENTS.........................................................................................    S-16

THE MORTGAGE POOL..................................................................................................    S-16
         General  .................................................................................................    S-16
         Assignment of the Mortgage Loans..........................................................................    S-24

SERVICING OF MORTGAGE LOANS........................................................................................    S-25
         General...................................................................................................    S-25
         The Master Servicer.......................................................................................    S-26
         Foreclosure, Delinquency and Loss Experience..............................................................    S-26
         Servicing Compensation and Payment of Expenses............................................................    S-30
         Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans..............................    S-30
         Advances..................................................................................................    S-30
         Unanticipated Recoveries of Losses on the Mortgage Loans..................................................    S-31

DESCRIPTION OF THE CERTIFICATES....................................................................................    S-31
         General...................................................................................................    S-31
         Book-Entry Certificates...................................................................................    S-32
         Payments on Mortgage Loans; Accounts......................................................................    S-33
         Distributions on the Certificates.........................................................................    S-33
         Allocation of Realized Losses on the Certificates.........................................................    S-37
         Additional Rights of the Residual Certificateholders......................................................    S-39
         Subordination.............................................................................................    S-40
         Structuring Assumptions...................................................................................    S-42
         Optional Purchase of Defaulted Loans......................................................................    S-43

         Optional Termination.............................................................................     S-43
         The Trustee......................................................................................     S-44
         Restrictions on Transfer of the Class A-R Certificates...........................................     S-44

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ............................................................     S-44
         General  ........................................................................................     S-44
         Prepayment Considerations and Risks..............................................................     S-44
         Yield Sensitivity of Class PO Certificates.......................................................     S-46
         Additional Information...........................................................................     S-47
         Weighted Average Lives of the Offered Certificates...............................................     S-47
         Decrement Tables.................................................................................     S-48
         Last Scheduled Distribution Date.................................................................     S-58
         The Class B Certificates.........................................................................     S-58

USE OF PROCEEDS...........................................................................................     S-59

MATERIAL FEDERAL INCOME TAX CONSEQUENCES..................................................................     S-59

ERISA CONSIDERATIONS......................................................................................     S-60

METHOD OF DISTRIBUTION....................................................................................     S-62

LEGAL MATTERS.............................................................................................     S-62

RATINGS...................................................................................................     S-62

GLOSSARY OF TERMS.........................................................................................     S-64

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, you should read carefully this entire document and the accompanying prospectus.

     For the definitions of certain capitalized terms used in this prospectus supplement, see "Glossary of Terms" on page S-64.

The Issuer

     The Issuer of the certificates will be First Horizon Mortgage Pass-Through Trust 2000-2. The trust was created for the sole purpose of issuing the certificates.

Offered Certificates

     On the closing date, the trust will issue fifteen classes of certificates, twelve of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support both the offered certificates and the non-offered certificates will consist of a pool of mortgage loans with a principal balance of approximately $225,269,344 as of May 1, 2000.

     The following table shows the approximate initial principal balance, annual pass-through rate and type of each class of offered certificates:

--------------------------------------------------------------------------------
             Class Certificate  Pass-Through
    Class          Balance          Rate              Type
    -----          -------          ----              ----
--------------------------------------------------------------------------------
Class A-1     $   50,000,000        7.75%       senior/sequential
                                                pay/accretion directed
--------------------------------------------------------------------------------
Class A-2     $   14,500,000        7.75%       senior/sequential
                                                pay/accretion directed
--------------------------------------------------------------------------------
Class A-3     $   15,611,000        7.75%       senior/sequential pay/accrual
--------------------------------------------------------------------------------
Class A-4     $   14,259,000        7.75%       senior/sequential pay
--------------------------------------------------------------------------------
Class A-5     $   22,500,000        7.75%       senior/lockout
--------------------------------------------------------------------------------
Class A-6     $   84,292,000        7.75%       senior/sequential
                                                pay/accretion directed
--------------------------------------------------------------------------------
Class A-7     $   14,000,000        7.75%       senior/sequential pay/accrual
--------------------------------------------------------------------------------
Class PO      $      532,872         N/A        senior/ratio strip
--------------------------------------------------------------------------------
Class A-R     $          100        7.75%       senior/sequential pay
--------------------------------------------------------------------------------
Class B-1     $    3,942,000        7.75%       subordinated
--------------------------------------------------------------------------------
Class B-2     $    2,365,000        7.75%       subordinated
--------------------------------------------------------------------------------
Class B-3     $    1,013,000        7.75%       subordinated
--------------------------------------------------------------------------------

     The trust will also issue Class B-4, Class B-5 and Class B-6 Certificates which are not offered by this prospectus supplement.

     Depending on the final composition of the pool of mortgage loans sold to the trust, the principal balance of each class of certificates may increase or decrease from the amount listed above. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

     All classes of the offered certificates, other than the Class PO and Class A-R Certificates, will be book-entry certificates.

     The trust will issue the certificates in the following minimum denominations:

         ------------------------------------------------------------
                    Class                     Minimum Denomination
                    -----                     --------------------
         ------------------------------------------------------------
                  Class A-1                         $ 25,000
         ------------------------------------------------------------
                  Class A-2                         $ 25,000
         ------------------------------------------------------------
                  Class A-3                         $ 25,000
         ------------------------------------------------------------
                  Class A-4                         $ 25,000
         ------------------------------------------------------------
                  Class A-5                         $ 25,000
         ------------------------------------------------------------
                  Class A-6                         $ 25,000
         ------------------------------------------------------------
                  Class A-7                         $ 25,000
         ------------------------------------------------------------
                  Class PO                          $ 25,000
         ------------------------------------------------------------
                  Class A-R                         $    100
         ------------------------------------------------------------
                  Class B-1                         $100,000
         ------------------------------------------------------------
                  Class B-2                         $100,000
         ------------------------------------------------------------
                  Class B-3                         $100,000
         ------------------------------------------------------------

     Certificates with principal balances in excess of these amounts will be issued in multiples of $1,000 above the minimum denomination.

     See "The Mortgage Pool," "Description of the Certificates -- General" and "-- Book - Entry Certificates" in this prospectus supplement and "The Trust
Fund --The Mortgage Loans -- General" in the prospectus.

The Mortgage Loans

     First Horizon Home Loan Corporation originated or acquired all of the mortgage loans. The mortgage loans expected to be sold to the trust have the following characteristics as of May 1, 2000:

     .     Total original principal balance/(1)/:   $225,269,343.71
     .     Original terms to maturity: 25 to 30 years
     .     Range of maturities:  between 298 and 360 months
     .     Range of annual interest rates:  between 7.375% and 9.500%
     . Largest geographic concentration: 22.19% of the mortgage loans are secured by property located in California

__________
/(1)/ Approximate, after deducting payments of principal due on or before May 1, 2000, and subject to the variance described in this prospectus supplement.

     See "The Mortgage Pool -- General".

Cut-off Date

     May 1, 2000, the date as of which the aggregate principal balance of the mortgage loans is determined for purposes of this prospectus supplement, unless a different date is specified.

Closing Date

     On or about May 30, 2000.

Depositor

     First Horizon Asset Securities Inc.

Seller and Master Servicer

     First Horizon Home Loan Corporation

Trustee

     The Bank of New York

Distributions on the Certificates

     The trustee will make distributions on the certificates on the 25th day of each month. If the 25th is not a business day, the trustee will make distributions on the next business day. The first distribution date will be June 26, 2000.

     On each distribution date, the trustee will first pay to the senior certificates the amounts of interest and principal distributable to them from available funds. The trustee will then pay interest and principal to the subordinated certificates from the remaining available funds.

Interest Payments

     . The actual amount of interest you receive on your certificates (if your certificates are interest bearing) on each distribution date will depend on:

          - the amount of interest accrued on your certificates;

          - the total amount of funds available for distribution;

          - the amount of any accrued interest not paid on your certificates on earlier distribution dates; and

          - whether you are a holder of the Class A-3 or Class A-7 Certificates, each of which accrue interest rather than pay it on a current basis, as described below.

     . If you are the holder of a senior certificate, the amount of interest payable to you will be in proportion to the interest payable on all of the senior certificates together. All of the senior certificates entitled to interest payments will receive these payments at the same time.

     . If you are a holder of the Class A-3 or Class A-7 Certificates, the interest accrued on your certificates will initially not be distributed to you. This accrued interest will instead be added to the principal amount of your certificates until such time as described in "Description of the Certificates -- Distributions on the Certificates" in this prospectus supplement.

     . If you are the holder of a subordinated certificate, you will receive interest payments only after the trustee has paid interest and principal to:

          - all of the senior certificates; and

          - each class of subordinated certificates that ranks higher than your certificates.

     . The holders of the Class PO Certificates are not entitled to any interest distributions.

     . The trustee will calculate interest on the basis of a 360-day year consisting of twelve 30-day months.

Principal Payments

     . After interest payments have been made on all senior certificates entitled to interest, each class of senior certificates entitled to principal distributions will also receive a payment of principal. If you are the holder of subordinated certificates, you will receive principal payments after (1) interest and principal have been paid on all the senior certificates and the subordinated certificates ranking senior to yours (if any) and (2) interest has been paid on your certificates. You should refer to "Description of the Certificates-- Distributions on the Certificates" for a description of the amount of principal payable to you and the priority in which it will be paid.

     . The amount and timing of principal you receive on your certificates will depend on:

          - the various priorities and formulas described in this prospectus supplement that determine the allocation of principal payments to your certificates; and

          - the amounts actually available for distribution as principal.

     . Because of the principal allocation formulas described in this prospectus supplement, the senior certificates entitled to principal distributions -- other than the Class PO Certificates --will receive principal payments at a faster rate than the subordinated certificates for at least the first nine years after the issuance of the certificates. The Class A-5 Certificates will not benefit from this accelerated repayment.

You should refer to "Description of the Certificates -- Distributions on the Certificates -- Allocation of Available Funds."

Optional Termination

     The master servicer may purchase all of the remaining assets of the trust after the principal balance of the mortgage loans and real estate owned by the trust declines below 10% of the principal balance of the mortgage loans on May 1, 2000.

     See "Description of the Certificates-- Optional Termination".

Advances

     The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

     See "Servicing of Mortgage Loans-- Advances".

Credit Enhancement

     If you are the holder of a senior certificate, your certificate will benefit from the credit enhancement provided by the subordination of the subordinated certificates.

     This subordination will benefit the senior certificates in two ways:

     . The senior certificates will have a preferential right over the subordinated certificates to receive funds available for interest and principal distributions.

     . The subordinated certificates will absorb all losses on the mortgage loans up to the level described in this prospectus supplement.

If you are the holder of a senior certificate, you should keep in mind, however, that the subordination of the subordinated certificates offers only limited protection against the loss of your investment. If you are the holder of a subordinated certificate, your certificate will benefit from the credit enhancement provided by the subordination of any lower-ranking classes of subordinated certificates. This subordination will, however, offer only limited protection against the loss of your investment.

Tax Status

     The trust will elect to be treated, for federal income tax purposes as a REMIC. The classes of certificates that are designated as the regular certificates will constitute regular interests in the REMIC. The Class A-R Certificates will represent the sole class of residual interests in the REMIC.

     See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

     A pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 may purchase the

Class A Certificates, other than the Class A-R Certificates, so long as the conditions described under "ERISA Considerations" are met.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

     The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be mortgage related securities for purposes of that act.

     See "Legal Investment" in the prospectus.

Ratings

     The classes of certificates listed below will not be offered unless they are assigned the following ratings by Fitch and Moody's.

----------------------------------------------------------------------------
            Class              Fitch Rating         Moody's Rating
            -----              ------------         --------------
----------------------------------------------------------------------------
Class A-1                          AAA                    Aaa
----------------------------------------------------------------------------
Class A-2                          AAA                    Aaa
----------------------------------------------------------------------------
Class A-3                          AAA                    Aaa
----------------------------------------------------------------------------
Class A-4                          AAA                    Aaa
----------------------------------------------------------------------------
Class A-5                          AAA                    Aaa
----------------------------------------------------------------------------
Class A-6                          AAA                    Aaa
----------------------------------------------------------------------------
Class A-7                          AAA                    Aaa
----------------------------------------------------------------------------
Class PO                           AAA                    Aaa
----------------------------------------------------------------------------
Class A-R                          AAA                    Aaa
----------------------------------------------------------------------------
Class B-1                           AA                    N/A
----------------------------------------------------------------------------
Class B-2                           A                     N/A
----------------------------------------------------------------------------
Class B-3                          BBB                    N/A
----------------------------------------------------------------------------

     A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. You should refer to "Ratings" in this prospectus supplement to learn more about the significance and limitations of ratings.

                                 RISK FACTORS

     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" on page 6 of the prospectus.

Certificates may not be
 appropriate investments
 for some investors.............   The certificates may not be an appropriate
                                   investment for you if you do not have
                                   sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

                                   .    if you purchase your certificates at a
                                        price other than par, your yield to
                                        maturity will be sensitive to the
                                        uncertain rate and timing of principal
                                        prepayments on the mortgage loans ;

                                   .    the certificates may be inappropriate
                                        investments for you if you require a
                                        distribution of a particular amount of
                                        principal on a specific date or an
                                        otherwise predictable stream of
                                        distributions because the rate of
                                        principal distributions on, and the
                                        weighted average lives of, the
                                        certificates will be sensitive to the
                                        uncertain rate and timing of principal
                                        prepayments on the mortgage loans and
                                        the priority of principal distributions
                                        among the classes of certificates;

                                   .    you may not be able to reinvest the
                                        principal amounts distributed on your
                                        certificates, which in general are
                                        expected to be greater during periods of relatively low interest rates, at a rate that is as high as the applicable pass-through rate or your expected yield;

                                   .    unless a secondary market for the
                                        certificates develops, the certificates
                                        may be illiquid investments;

                                   .    you must report interest as well as
                                        original issue discount, if any, on the
                                        accrual method of accounting, even if
                                        you are otherwise using the cash method
                                        of accounting; and

                                   .    if you purchase the Class A-3 or Class
                                        A-7 Certificates, you will not receive
                                        payments of interest on these
                                        certificates until the occurrence of
                                        certain specified events as described in this prospectus supplement under "Description of the Certificates -- Distributions on the Certificates."

                                   You should also carefully consider the
                                   further risks discussed below and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under the heading "Risk Factors" in the prospectus.

Prepayments are unpredictable
  and will affect the yield on
  your certificates.............   Borrowers may prepay their mortgage loans in
                                   whole or in part at any time. We cannot
                                   predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will usually result in a prepayment on the certificates and will affect the yield to maturity on your certificates. In addition, you will be subject to any reinvestment risks resulting from faster or slower prepayments of mortgage loans.

                                   The rate of principal payments on the
                                   mortgage loans will be affected by, among other things:

                                   .    the amortization schedules of the
                                        mortgage loans;

                                   .    the rate of principal prepayments,
                                        including partial prepayments and those
                                        resulting from refinancing, by
                                        mortgagors;

                                   .    liquidations of defaulted mortgage
                                        loans;

                                   .    repurchases of mortgage loans by the
                                        seller as a result of defective
                                        documentation or breaches of
                                        representations and warranties;

                                   . optional purchase by the master servicer of defaulted mortgage loans; and

                                   .    the optional purchase by the seller of
                                        all of the mortgage loans in connection
                                        with the termination of the trust.

                                   The rate of payments, including prepayments, on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors, including the following:

                                   . If prevailing rates for similar mortgage loans fall below the mortgage rates on the mortgage loans owned by the trust, we would expect the rate of prepayment to increase. Increased prepayments could result in a faster return of principal to you at a time when you may not be able to reinvest the principal at an interest rate as high as the pass-through rate or expected yield on your certificates.

                                   .    If interest rates on similar mortgage
                                        loans rise above the mortgage rates on
                                        the mortgage loans owned by the trust,
                                        we would expect the rate of prepayment
                                        to decrease. Reduced prepayments could
                                        result in a slower return of principal
                                        to you at a time when you may be able to reinvest the principal at a higher rate of interest than the pass-through rate or expected yield on your certificates.

                                   .    Refinancing programs, which may involve
                                        soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. The master servicer or its affiliates may offer these refinancing programs from time to time, including streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

                                   See "Yield, Prepayment and Maturity
                                   Considerations" and "Description of the
                                   Certificates -- Optional Termination" in this prospectus supplement and "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets," and "-- Termination; Optional Termination" in the prospectus.

The effect of prepayments on
  principal only certificates
  and certificates purchased
  at a premium or discount
  may be severe.................   The rate of payments, including prepayments,
                                   on the mortgage loans owned by the trust can adversely affect the yield you receive on your certificates. For example:

                                   .    If you purchase principal only
                                        certificates or if you purchase your
                                        certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                   .    If you purchase your certificates at a
                                        premium and principal is repaid faster
                                        than you anticipate, then your yield may be lower than you anticipate.

                                   See "Yield, Prepayment and Maturity
                                   Considerations".


Subordination may not be
 sufficient to protect senior
  certificates from losses......   Credit enhancement will be provided for the
                                   certificates, first, by the right of the holders of certificates to receive payments of principal before the classes subordinate to them and, second, by the allocation of realized losses to junior classes in the inverse order of their subordination.

                                   This form of credit enhancement is provided by using collections on the mortgage loans otherwise payable to holders of junior classes to pay amounts due on more senior classes. Collections otherwise payable to junior classes comprise the sole source of funds from which this type of credit enhancement is provided. Realized losses are allocated to the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of that class has been reduced to zero. Subsequent realized losses will be allocated to the next most subordinate classes of subordinated certificates sequentially, until the class certificate balances of each succeeding class has been reduced to zero.

                                   Accordingly, if the class certificate balance of each junior class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. Furthermore, the junior classes will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts specified in this prospectus supplement. Any losses in excess of those amounts will be allocated pro rata to each class, even if the class certificate balance of each junior class has not been reduced to zero. Among the subordinated certificates the Class B-1 Certificates are the least subordinated, that is, they have the highest payment priority. Then come the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order.

                                   See "Credit Enhancement-- Subordination of
                                   Certain Classes".

Concentration of California
  mortgage loans may increase
  risk of losses on your
  certificates..................   Approximately 22.19% of the mortgage loans
                                   expected to be in the trust on the cut-off date are secured by property in California.
                                   Accordingly, you should consider the
                                   following risks associated with property located in California:

                                   .    Property in California may be more
                                        susceptible than homes located in other
                                        parts of the country to certain types of uninsurable or uninsured hazards, such as earthquakes, floods, mudslides and other natural disasters.

                                   . Economic conditions in California, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                   .    California's economic condition and
                                        housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, mudslides and brushfires and civil disturbances such as riots. If these occur, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase.

                                   .    Declines in the California residential
                                        real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios.

                                   .    Any increase in the market value of
                                        properties located in California would
                                        reduce the loan-to-value ratios and
                                        could, therefore, make alternative
                                        sources of financing available to the
                                        borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Residual Certificates have
 adverse tax consequences.......   The Class A-R Certificates will be the sole
                                   "residual interests" in the REMIC for federal income tax purposes.

                                   Holders of Class A-R Certificates must report as ordinary income or loss their pro rata share of the net income or the net loss of the REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class A-R Certificates, except for the initial principal balance of $100 and related interest.

                                   Due to their tax consequences, the Class A-R
                                   Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class A-R Certificates may not be acquired by employee benefit plans subject to ERISA.

                                   See "Description of the Certificates --
                                   Restrictions on Transfer of the Class A-R
                                   Certificates," "ERISA Considerations" and
                                   "Material Federal Income Tax Consequences" in this prospectus supplement.

Year 2000 computer problems
 could disrupt distributions on
 your certificates..............   The following is a Year 2000 readiness
                                   disclosure within the meaning of the Year
                                   2000 Information and Readiness Disclosure
                                   Act.

                                     There is a continuing risk that the
                                     transition from the year 1999 to the year
                                     2000 may interfere with the ability of
                                     computer systems used by the master
                                     servicer, the trustee, The Depository Trust
                                     Company and other parties to process
                                     information. All problems associated with this transition may not yet have been identified and this risk may persist for some time. This could disrupt collection of payments on the mortgage loans and the calculation and payment of principal and interest, if applicable, due on the certificates.


                          FORWARD LOOKING STATEMENTS

     We caution you that certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, effects of prepayments, changes in interest rates and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               THE MORTGAGE POOL

General

     The depositor will purchase mortgage loans in the mortgage pool from the seller pursuant to a mortgage loan purchase agreement between the seller and the depositor. The depositor will cause the mortgage loans to be assigned to the trustee for the benefit of the certificateholders pursuant to a pooling and servicing agreement among the depositor, First Horizon, as seller and master servicer, and The Bank of New York, as trustee.

     Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the mortgage loans and, subject to the limitations described under "-- Assignment of the Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affect the interests of the certificateholders in the mortgage loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the mortgage loans were selected from among the outstanding one- to four-family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its interest in the representations, warranties and covenants, including the seller's repurchase obligation, to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. The seller is selling the mortgage loans to the depositor without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase and substitution obligations described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

     Information with respect to the mortgage loans expected to be included in the mortgage pool is set forth under this heading. Before the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for them. The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, but some characteristics of the mortgage loans in the mortgage pool may vary. Unless otherwise indicated, information presented in this prospectus supplement expressed as a percentage, other than rates of interest, are approximate percentages based on the aggregate Stated Principal Balances of the mortgage loans as of the cut-off date. No more than 5% of the mortgage loans relative to the cut-off date pool principal balance will deviate from the mortgage loan characteristics described under this heading.

     As of the cut-off date, the aggregate of the Stated Principal Balances of the mortgage loans is expected to be approximately $225,269,344, which is referred to as the cut-off date pool principal balance. The mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. The due date for each mortgage loan is the first day of each calendar month. At origination, substantially all of the mortgage loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than their scheduled due dates will not affect the amortization schedule or the relative application of the payments to principal and interest. The mortgagors may prepay their mortgage loans at any time without penalty.

     Substantially all of the mortgage loans are jumbo mortgage loans that have principal balances at origination that exceed the then applicable limitations for purchase by Fannie Mae and Freddie Mac.

     Each mortgage loan was originated after December 31, 1998.

     The latest stated maturity date of any mortgage loan is May 1, 2030. The earliest stated maturity date of any mortgage loan is March 1, 2025.

     As of the cut-off date, no mortgage loan was delinquent more than 59 days.

     No mortgage loan will be subject to buydown agreements. No mortgage loan provides for deferred interest or negative amortization.

     No mortgage loan has a loan-to-value ratio at origination of more than 95%. Generally, each mortgage loan with a loan-to-value ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The primary mortgage guaranty insurance policy provides coverage in an amount equal to a specified percentage times the sum of the Stated Principal Balance of the related mortgage loan, the accrued interest on the related mortgage loan and the related foreclosure expenses. The specified percentage is generally 12% for loan-to-value ratios between 80.01% and 85.00%, 25% for loan-to-value ratios between 85.01% and 90.00%, and 30% for loan-to-value ratios between 90.01% and 95.00%.

     No primary mortgage guaranty insurance policy will be required with respect to any mortgage loan

     . after the date on which the related loan-to-value ratio is 80% or less or, based on a new appraisal, the Stated Principal Balance of the mortgage loan represents 80% or less of the new appraised value or

     . if maintaining the primary mortgage guaranty insurance policy is prohibited by applicable law.

     The loan-to-value ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related mortgage loan at the date of determination and the denominator of which is

     . in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

     . in the case of a refinancing, the appraised value of the mortgaged property at the time of refinancing, except in the case of a mortgage loan underwritten pursuant to First Horizon's Streamlined Documentation Program as described in the prospectus under "The Mortgage Loan Program --Underwriting Standards."

     For mortgage loans originated pursuant to First Horizon's Streamlined Documentation Program

     . if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 90% or less, the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced or

     . if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 90%, then the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value as determined by a limited appraisal report at the time of the origination of the mortgage loan.

     See "The Mortgage Loan Program-- Underwriting Standards" in the prospectus.

     No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the affected mortgage loans.

     The following information sets forth in tabular format certain information, as of the cut- off date, as to the mortgage loans. Other than with respect to rates of interest, percentages (approximate) are reported by aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and have been rounded in order to total 100%.

                                MORTGAGE RATES
                                --------------

                                                                             Aggregate
                                                   Number of             Principal Balance           Percentage of
           Mortgage Rates (%)                   Mortgage Loans              Outstanding              Mortgage Pool
           ------------------                   --------------              -----------              -------------
7.375....................................               1               $    348,924.86                    0.15%
7.500....................................               1                    485,416.79                    0.22
7.625....................................               2                    618,899.66                    0.27
7.750....................................               4                  1,743,019.12                    0.77
7.875....................................              71                 24,009,072.22                   10.66
8.000....................................              96                 34,329,459.51                   15.24
8.125....................................              82                 29,081,765.29                   12.91
8.250....................................              97                 35,341,301.67                   15.69
8.375....................................              80                 28,288,255.83                   12.56
8.500....................................              87                 30,823,161.33                   13.68
8.625....................................              47                 17,046,211.38                    7.57
8.750....................................              28                 10,875,834.37                    4.83
8.875....................................              10                  3,506,031.02                    1.56
9.000....................................               8                  2,338,405.27                    1.04
9.125....................................               2                    879,439.57                    0.39
9.250....................................               9                  2,964,772.55                    1.32
9.500....................................               6                  2,589,373.27                    1.15
                                                      ---               ---------------                  ------
               TOTAL:                                 631               $225,269,343.71                  100.00%
                                                      ===               ===============                  ======

          As of the cut-off date, the weighted average mortgage rate of the mortgage loans, as so adjusted, is expected to be approximately 8.298%.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

                                                                                   Aggregate
                                                           Number of               Principal
                                                           Mortgage                 Balance                  Percentage of
          Current Mortgage Loan Amounts                      Loans                Outstanding                Mortgage Pool
          -----------------------------                      -----                -----------                -------------
$ 100,001   -     $  150,000.................                    1            $    124,731.83                          0.06%
$ 200,001   -     $  250,000.................                    3                 707,756.41                          0.31
$ 250,001   -     $  300,000.................                  192              53,747,084.19                         23.86
$ 300,001   -     $  350,000.................                  195              63,051,491.90                         27.99
$ 350,001   -     $  400,000.................                  109              40,896,816.12                         18.15
$ 400,001   -     $  450,000.................                   53              22,695,902.66                         10.08
$ 450,001   -     $  500,000.................                   32              15,289,068.12                          6.79
$ 500,001   -     $  550,000.................                   14               7,288,506.14                          3.24
$ 550,001   -     $  600,000.................                   17               9,839,805.76                          4.37
$ 600,001   -     $  650,000.................                    6               3,837,901.28                          1.70
$ 650,001   -     $  700,000.................                    2               1,353,390.68                          0.60
$ 750,001   -     $  800,000.................                    2               1,553,531.30                          0.69
$ 800,001   -     $  850,000.................                    1                 835,368.06                          0.37
$ 850,001   -     $  900,000.................                    1                 862,418.62                          0.38
$ 950,001   -     $1,000,000.................                    2               1,996,273.21                          0.89
$1,000,001> =                                                    1               1,189,297.43                          0.53
                                                               ---            ---------------                        ------
               TOTALS:.......................                  631            $225,269,343.71                        100.00%
                                                               ===            ===============                        ======

As of the cut-off date, the average principal balance of the mortgage loans is expected to be approximately $357,004.

                   DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS

                                                                                   Aggregate
                                                           Number of               Principal
                                                           Mortgage                 Balance                    Percent of
                 Type of Program                             Loans                Outstanding                Mortgage Pool
                 ---------------                             -----                -----------                -------------
Full..............................................             568             $202,099,347.92                       89.71%
Alternative.......................................              54               19,690,769.05                        8.74
Limited...........................................               7                2,635,553.80                        1.17
No Income Verification............................               2                  843,672.94                        0.37
                                                               ---             ---------------                      ------
               TOTALS:............................             631             $225,269,343.71                      100.00%
                                                               ===             ===============                      ======

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                   Aggregate
                     Original                              Number of               Principal
                  Loan-to-Value                            Mortgage                 Balance                    Percent of
                    Ratios (%)                               Loans                Outstanding                Mortgage Pool
                    ----------                               -----                -----------                -------------
          50.00    and below......................              13             $  5,938,662.25                         2.64%
          50.01    to       55.00.................               5                1,887,458.91                         0.84
          55.01    to       60.00.................              14                4,841,196.13                         2.15
          60.01    to       65.00.................              15                5,869,097.95                         2.61
          65.01    to       70.00.................              38               15,144,254.06                         6.72
          70.01    to       75.00.................              59               22,035,692.19                         9.78
          75.01    to       80.00.................             370              133,414,321.37                        59.22
          80.01    to       85.00.................              14                4,292,462.72                         1.91
          85.01    to       90.00.................              77               24,447,436.89                        10.85
          90.01    to       95.00.................              26                7,398,761.24                         3.28
                                                               ---             ---------------                       ------
                   TOTALS:........................             631             $225,269,343.71                       100.00%
                                                               ===             ===============                       ======

               The weighted average original loan-to-value ratio of the mortgage loans is expected to be approximately 77.88%.

                              STATE DISTRIBUTION
                            OF MORTGAGE PROPERTIES

                                                                                    Aggregate
                                                        Number of               Principal Balance                 Percent of
                    State                             Mortgage Loans               Outstanding                   Mortgage Pool
                    -----                             --------------               -----------                   -------------
Arizona................................                      28                 $  9,839,188.20                       4.37%
California.............................                     136                   49,981,286.92                      22.19
Colorado...............................                      35                   12,521,278.60                       5.56
Connecticut............................                       4                    1,604,400.75                       0.71
District of Columbia...................                       4                    1,466,250.92                       0.65
Delaware...............................                       4                    1,701,082.59                       0.76
Florida................................                      30                   10,641,127.62                       4.72
Georgia................................                      48                   17,087,038.07                       7.59
Idaho..................................                       2                      682,471.23                       0.30
Illinois...............................                      21                    7,564,242.26                       3.36
Indiana................................                       4                    1,541,733.46                       0.68
Iowa...................................                       1                      259,241.42                       0.12
Kansas.................................                       2                      777,680.64                       0.35
Kentucky...............................                       3                    1,006,148.74                       0.45
Louisiana..............................                       2                      881,710.23                       0.39
Massachusetts..........................                      18                    6,365,259.29                       2.83
Maryland...............................                      37                   12,760,901.14                       5.66
Michigan...............................                       1                      493,211.31                       0.22
Missouri...............................                       6                    2,027,988.23                       0.90
Mississippi............................                       1                      398,411.29                       0.18
North Carolina.........................                      15                    5,352,478.08                       2.38
Nebraska...............................                       1                      287,509.60                       0.13
New Hampshire..........................                       6                    1,873,057.78                       0.83
New Jersey.............................                      10                    3,591,686.97                       1.59
New Mexico.............................                       1                      335,089.14                       0.15
Nevada.................................                      12                    3,914,921.01                       1.74
New York...............................                      10                    3,820,330.06                       1.70
Oklahoma...............................                       1                      336,590.24                       0.15
Oregon.................................                      23                    7,941,773.71                       3.53
Pennsylvania...........................                       2                      534,485.00                       0.24
South Carolina.........................                       3                    1,220,570.19                       0.54
Tennessee..............................                      32                   11,798,447.84                       5.24
Texas..................................                      40                   14,408,419.83                       6.40
Utah...................................                       1                      291,023.87                       0.13
Virginia...............................                      41                   14,232,557.52                       6.32
Washington.............................                      46                   15,729,749.96                       6.98
                                                            ---                  --------------                     ------
          TOTALS:......................                     631                 $225,269,343.71                     100.00%
                                                            ===                  ==============                     ======

          No more than approximately 0.99% of the mortgage loans are secured by mortgaged properties located in any one postal zip code area.

                           PURPOSE OF MORTGAGE LOANS

                                                                                   Aggregate
                                                           Number of               Principal
                                                           Mortgage                 Balance              Percent of
                   Loan Purpose                              Loans                Outstanding          Mortgage Pool
                   ------------                              -----                -----------          -------------
Purchase..........................................            474               $166,591,813.09             73.95%
Refinance (rate/term).............................            121                 46,172,696.86             20.50
Refinance (cash out)..............................             36                 12,504,833.76              5.55
                                                              ---               ---------------            ------
         TOTALS:..................................            631               $225,269,343.71            100.00%
                                                              ===                ==============            ======

                         TYPES OF MORTGAGED PROPERTIES

                                                                                 Aggregate
                                                           Number of             Principal
                                                           Mortgage               Balance               Percent of
                  Property Type                              Loans              Outstanding            Mortgage Pool
                  -------------                              -----              -----------            -------------
Single Family*....................................            567             $201,745,212.74               89.56%
Attached Planned Unit.............................             38               13,414,588.75                5.95
Condominium.......................................             16                5,629,730.98                2.50
2-4 Family........................................              7                3,216,063.32                1.43
High Rise Condo...................................              2                1,002,976.10                0.45
Single Family Attached............................              1                  260,771.82                0.12
                                                              ---              --------------              ------
         TOTALS:..................................            631             $225,269,343.71              100.00%
                                                              ===              ==============              ======

*Includes detached units within planned unit developments.

                                OCCUPANCY TYPES

                                                                                Aggregate
                                                           Number of            Principal
                                                           Mortgage              Balance               Percent of
                  Occupancy Type                             Loans             Outstanding            Mortgage Pool
                  --------------                             -----             -----------            -------------
Primary Residence.................................            598             $213,328,002.60              94.70%
Second Residence..................................             27                9,967,836.01               4.42
Investor Property.................................              6                1,973,505.10               0.88
                                                              ---              --------------             ------
         TOTALS:..................................            631             $225,269,343.71             100.00%
                                                              ===              ==============             ======

          The information shown in the above table is based upon representations of the mortgagor at the time of origination of the mortgage loans.

                          REMAINING TERMS TO MATURITY

                                                                               Aggregate
                                                         Number of             Principal
              Remaining Term to                          Mortgage               Balance               Percent of
               Maturity (Months)                           Loans              Outstanding            Mortgage Pool
              ------------------                           -----              -----------            -------------
          289 - 300.............................              1             $    284,246.13                0.13%
          325 - 336.............................              1                  338,965.63                0.15
          337 - 348.............................              7                3,326,379.55                1.48
          349 - 360.............................            622              221,319,752.40               98.25
                                                            ---              --------------              ------
                   TOTALS:......................            631             $225,269,343.71              100.00%
                                                            ===              ==============              ======

          As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans is expected to be approximately 356 months.

Assignment of the Mortgage Loans

          Pursuant to the pooling and servicing agreement and on the closing date, the depositor will sell, without recourse, all of its interest in the mortgage loans and the other assets included in the trust fund, including all principal and interest received on the mortgage loans after the cut-off date, to the trustee in trust for the benefit of the certificateholders.

          In connection with the sale, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file for each mortgage loan, which contains, among other things,

          . the original mortgage note, including any modifications or amendments, endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

          . the original mortgage creating a first lien on the related mortgaged property with evidence of recording,

          .        an assignment in recordable form of the mortgage,

          . the title policy with respect to the related mortgaged property, and

          . if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage,

          except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor.

          With respect to up to 25% of the mortgage loans, the depositor may deliver all or a portion of each related mortgage file to the trustee (or the custodian, as applicable) not later than thirty days after the closing date. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in California and in other states where, in the opinion of counsel, no recording is required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

     The trustee (or the custodian, as applicable) will review each mortgage file within 90 days of the closing date, or promptly after the trustee's (or custodian's) receipt of any document permitted to be delivered after the closing date, and if any document in a mortgage file is found to be missing or materially defective and the seller does not cure the defect within 90 days after receiving notice of the defect from the trustee (or custodian), or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the affected mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may, at its option, remove the affected mortgage loan (referred to as a deleted mortgage loan) from the trust fund and substitute in its place another mortgage loan (referred to as a replacement mortgage loan); however, a substitution will only be permitted within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify the REMIC or result in a prohibited transaction tax under the Code.

     On the date of substitution, any replacement mortgage loan will

     . have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the principal balance of the deleted mortgage loan, provided that the seller will deposit a Substitution Adjustment Amount into the Certificate Account for distribution to the certificateholders on the related distribution date,

     . have a mortgage rate not lower than, and not more than one percentage point per annum higher than, that of the deleted mortgage loan,

     . have a loan-to-value ratio not higher than that of the deleted mortgage loan,

     . have a remaining term to maturity not greater than, and not more than one year less than, the remaining term to maturity of the deleted mortgage loan, and

     . comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

                          SERVICING OF MORTGAGE LOANS

General

     The master servicer will service the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in the prospectus. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

The Master Servicer

     First Horizon will act as master servicer for the mortgage loans pursuant to the pooling and servicing agreement. First Horizon is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. First Horizon originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. First Horizon's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     At March 31, 2000, First Horizon provided servicing for approximately $50.564 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

     The principal executive offices of First Horizon are located at 4000 Horizon Way, Irving, Texas 75063.

     First Horizon initially services substantially all of the mortgage loans it originates or acquires. In addition, First Horizon has purchased in bulk the rights to service mortgage loans originated by other lenders. Servicing includes collecting and remitting loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged premises, contacting delinquent mortgagors, supervising foreclosures in the event of unremedied defaults and generally administering the loans, for which First Horizon receives servicing fees. First Horizon has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. In addition, see "The Pooling and Servicing Agreement -- Evidence as to Compliance" in the prospectus for a description of the annual servicing report and the report of the independent public accountants required to be provided by First Horizon in its capacity as master servicer under the pooling and servicing agreement.

Foreclosure, Delinquency and Loss Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the Mortgaged Properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, the master servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The master servicer generally follows the guidelines established by Fannie Mae with respect to foreclosure and liquidation of mortgage loans. These guidelines provide for the commencement of foreclosure proceedings when a scheduled monthly payment has become 90 days past due.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all jumbo first lien mortgage loans serviced or master serviced by the master servicer. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the master servicer's jumbo loan servicing portfolio which increased from approximately $1.332 billion at December 31, 1997, to approximately $3.169 billion at December 31, 1998, to approximately $4.787 billion at December 31, 1999, and to approximately $4.942 billion at March 31, 2000. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of the experience on the mortgage loans underlying the certificates:

                 [Remainder of Page Intentionally Left Blank]

      Delinquency and Foreclosure Experience in First Horizon's Portfolio of One-to-Four Family, Jumbo Residential Mortgage Loans

                                                                                                  As of December 31,
                                                                                                  ------------------
                                                 1997                                                   1998
                                                 ----                                                   ----
                           No. of       % of        Principal         % of        No. of         % of       Principal
                            Loans       Loans       Balance($)      Balance       Loans         Loans      Balance($)
                            -----       -----       ----------      -------       -----         -----      ----------
JUMBO LOAN
PORTFOLIO

Total Portfolio             4,543                    1,332,476                     10,160                   3,169,165
Period of Delinquency
30-59 Days                     77        1.69           20,763         1.56           120        1.18          35,247
60-89 Days                     17        0.37            9,405         0.71            16        0.16           6,473
90 Days or more                38        0.84            8,501         0.64            32        0.31           8,932
Foreclosures Pending           25        0.55            5,816         0.44            15        0.15           3,432
Total Delinquencies           157        3.46           44,485         3.34           183        1.80          54,084

                                                             1999
                                                             ----
                         % of           No. of        % of        Principal        % of
                         Balance        Loans        Loans       Balance($)       Balance
                         -------        -----        -----       ----------       -------
JUMBO LOAN
PORTFOLIO

Total Portfolio                         14,819                    4,778,328
Period of Delinquency
30-59 Days                  1.11           175        1.18           53,661          1.12
60-89 Days                  0.20            20        0.13            7,663          0.16
90 Days or more             0.28            31        0.21            8,248          0.17
Foreclosures Pending        0.11            19        0.13            5,123          0.11
Total Delinquencies         1.71           245        1.65           74,695          1.56

                                  As of March 31, 2000
                                  --------------------

                           No. of        % of        Principal        % of
                           Loans         Loans       Balance($)      Balance
                           -----         -----       ----------      -------
JUMBO LOAN
PORTFOLIO

Total Portfolio            15,299                     4,941,782
Period of Delinquency
     30-59 Days               208         1.36           67,514         1.37
     60-89 Days                18         0.12            7,343         0.15
     90 Days or more           25         0.16            6,901         0.14
Foreclosures Pending           19         0.12            5,336         0.11
Total Delinquencies           270         1.76           87,094         1.76

     The above table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are reported in thousands. As used in this table, the term "Net Gains (Losses)" refers to actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds, less book value, excluding loan purchase premium or discount.

     The delinquency levels for the master servicer's jumbo loan servicing portfolio have declined over the years shown in the above tables. This decline is attributable primarily to the growth and relative lack of seasoning in the master servicer's jumbo loan servicing portfolio and to generally favorable and improving economic conditions over this time period. There can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of the master servicer's jumbo loan servicing portfolio or of the mortgage loans in the trust.

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans serviced or master serviced by the master servicer, including certain mortgage loans for which the servicing rights have been sold by the master servicer but not yet transferred. These mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the mortgage loans, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of the experience of the mortgage loans underlying the certificates.

   Delinquency and Foreclosure Experience in First Horizon's Total Portfolio
               of One-to-Four Family, Residential Mortgage Loans

                                        As of December 31,                                  As of December 31,
                                        ------------------                                  ------------------
                                               1998                                                1999
                                               ----                                                ----

                          No. of        % of       Principal       % of       No. of        % of       Principal       % of
                           Loans        Loans     Balance($)      Balance      Loans        Loans       Balance      Balance
                          ------        -----     ----------      -------     ------        -----      ---------     -------
TOTAL SERVICING
PORTFOLIO

Total Portfolio            410,075                39,726,760                   466,658                 48,934,414
Period of Delinquency
     30-59 Days             13,310       3.25      1,077,341         2.71       15,188       3.25       1,331,955       2.72
     60-89 Days              2,902       0.71        226,591         0.57        3,622       0.78         299,237       0.61
     90 Days or more         5,441       1.33        407,211         1.03        5,266       1.13         414,220       0.85
Foreclosures Pending         2,175       0.53        185,692         0.47        2,001       0.43         171,913       0.35
Total Delinquencies         23,828       5.81      1,896,835         4.77       26,077       5.59       2,217,325       4.53

                                               As of March 31,
                                               ---------------
                                                     2000
                                                     ----
                                 No. of        % of         Principal        % of
                                 Loans         Loans        Balance($)      Balance
                                 -----         -----        ----------      -------
TOTAL SERVICING
PORTFOLIO

Total Portfolio                  479,952                    50,564,130
Period of Delinquency
     30-59 Days                   14,988        3.12         1,353,331         2.68
     60-89 Days                    3,242        0.68           276,408         0.55
     90 Days or more               4,909        1.02           388,605         0.77
Foreclosures Pending               2,095        0.44           181,965         0.36
Total Delinquencies               25,234        5.26         2,200,308         4.35

     The above table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are reported in thousands.

         There can be no assurance that factors beyond the master servicer's control, such as weakening national or local economic conditions, higher interest rates, higher unemployment rates, a decline in the availability of refinancing, or downturns in real estate markets, will not result in increased rates of delinquencies and foreclosure losses in the future.

Servicing Compensation and Payment of Expenses

         The master servicing fee with respect to the mortgage pool is payable out of the interest payments on each mortgage loan. The master servicing fee will be equal to 0.244% per annum of the Stated Principal Balance of each such mortgage loan. The master servicer is obligated to pay some, but not all, of the ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. Those amounts will be paid by the master servicer out of its master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "--Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The master servicer is also entitled to receive, as additional servicing compensation, any Prepayment Interest Excess, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account.

         In addition to the master servicing compensation described above, First Horizon, in its individual capacity, will be entitled to receive excess spread with respect to each Non-Discount mortgage loan on each distribution date in an amount equal to the product of (i) the excess of the mortgage rate thereof over 8.00% per annum, and (ii) the Stated Principal Balance thereof.

Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans

         When a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except for the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the distribution date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day or, in the case of the first distribution date, from the cut-off date through the last day of a calendar month will be distributed to certificateholders on the distribution date in the month after the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than 0.0083% of the Pool Principal Balance as of the related determination date, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled in respect of each such prepaid mortgage loan on the related distribution date. If shortfalls in interest as a result of prepayments in full during the period from the sixteenth day of the month prior to a distribution date through the last day of such month exceed an amount equal to 0.0083% of the Pool Principal Balance as of the related determination date, the amount of interest available to be distributed to certificateholders will be reduced by the amount of the excess. See "Description of the Certificates -- Interest". Notwithstanding the foregoing, the master servicer will not be required to pass-through interest to the certificateholders in respect of partial principal prepayments.

Advances

         Subject to the following limitations, the master servicer will be required to advance before each distribution date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the distribution date, an amount equal to the aggregate of payments of principal and interest on the mortgage loans (net of the master servicing fee with respect to the related mortgage loans) which were due on the related due date and which were delinquent on the related determination date, together with an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. The determination date will be the third business day after the 15th day of each month; provided that the determination date in each month will always be at least two business days before the related distribution date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on any determination date to make an advance, the advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an Event of Default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice thereof. If the master servicer is terminated as a result of the occurrence of an Event of Default, the trustee or the successor master servicer will be obligated to make advances in accordance with the terms of the pooling and servicing agreement.

Unanticipated Recoveries of Losses on the Mortgage Loans

         Holders of certificates that had previously been allocated a Realized Loss in respect of a mortgage loan -- which holders may, in the event of a transfer of any such certificate, be different from the holders at the time the Realized Loss was allocated -- may receive distributions if the servicer subsequently makes an Unanticipated Recovery in respect of such mortgage loan as a result of events such as an unanticipated insurance settlement, tax refund or mortgagor bankruptcy distribution. In such event, the trustee will distribute to the holders of each outstanding class to which such Realized Loss had previously been allocated its share of such Unanticipated Recovery in an amount not to exceed the amount of such loss previously allocated to such class. This distribution will be made on the distribution date in the calendar month following receipt of the Unanticipated Recovery. Any distributions of Unanticipated Recoveries will not reduce the principal balances of the class of certificates receiving such recoveries. The Class PO Certificates will be allocated a percentage of any Unanticipated Recovery equal to the percentage of the loss previously allocated to it in respect of the related mortgage loans, and the other classes of certificates that were allocated a portion of such loss will receive a pro rata share of the balance. Notwithstanding the foregoing, no certificateholder will be entitled to receive any share of an Unanticipated Recovery following the distribution date on which the principal balance of its certificates has been reduced to zero, including following the termination of the trust.

                        DESCRIPTION OF THE CERTIFICATES

General

         The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

         The certificates will have the respective initial class certificate balances, subject to a variance of +5%, and pass-through rates set forth on
                                   -
page S-5.

         The class certificate balance of any class of certificates as of any distribution date is the initial class certificate balance of the class,

         (1) as reduced by:

         . all amounts previously distributed to certificateholders of the class as payments of principal,

         . the amount of Realized Losses, including Excess Losses, allocated to the class, and

         . in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its class certificate balance in respect of payments of Class PO Deferred Amounts, as described under "--Allocation of Losses."

         (2) in the case of any class of Accrual Certificates, as increased by all Accrued Certificate Interest added to the class certificate balance thereof on previous distribution dates.

         In addition, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the class certificate balances of all classes of the certificates, following all distributions and the allocation of Realized Losses on a distribution date, exceeds the Pool Principal Balance as of the due date occurring in the month of the distribution date.

         The senior certificates will have an initial aggregate class certificate balance of approximately $215,694,972 and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.75% in the trust fund. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.75%, 1.05%, 0.45%, 0.45%, 0.25% and 0.30%, respectively, in the trust fund.

         The Class PO and Class A-R Certificates will be issued in fully registered certificated form. All of the other classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued as a single certificate in a denomination of $100.

Book-Entry Certificates

         Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial class certificate balance of the class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold beneficial interests in the book-entry certificates in the minimum denominations set forth on page S-6 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest in a book entry certificate that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate.

         Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

Payments on Mortgage Loans; Accounts

         On or before the closing date, the master servicer will establish a Certificate Account, which will be maintained in trust for the benefit of the certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in Permitted Investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next distribution date. On or before the business day before each distribution date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and will deposit the Available Funds into the Distribution Account. The trustee will be entitled to withdraw its fee from the amounts on deposit in the Distribution Account each month immediately prior to making the distributions on the Certificates.

Distributions on the Certificates

Allocation of Available Funds

         Interest and principal on the certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day, commencing in June 2000. These distributions will be in an aggregate amount equal to the Available Funds for the related distribution date. Distributions will be made to holders of record on the close of business on the last business day of the month prior to the month in which the related distribution date occurs.

         On each distribution date, the Available Funds will be distributed in the following order of priority among the certificates:

                  first, to the classes of senior certificates entitled to distributions of interest, the Accrued Certificate Interest on each such class for such distribution date, any shortfall in available amounts being allocated among such classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon; provided, however, that on each distribution date through the related Accretion Termination Date, such amounts with respect to each class of Accrual Certificates will not be distributed on such certificates under this priority first but will instead be added to the class certificate balance thereof and distributed in accordance with the paragraph following priority eighth below;

                  second, to the classes of senior certificates entitled to distributions of interest, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such class for such distribution date; provided, however, that on each distribution date through the related Accretion Termination Date, such amounts with respect to each class of Accrual Certificates will not be distributed on such certificates under this priority second but will instead be added to the class certificate balance thereof and distributed in accordance with the paragraph following priority eighth below;

                  third, to the classes of senior certificates entitled to principal distributions, in reduction of the class certificate balances thereof, to the extent of remaining Available Funds, concurrently, as follows:

                         (1) to the classes of senior certificates, other than
                  the Class PO Certificates, the Senior Optimal Principal Amount for such distribution date, in the order of priority set forth below; and

                         (2) to the Class PO Certificates, the Class PO
                  Principal Distribution Amount for such distribution date;


                  fourth, to the Class PO Certificates, to the extent of remaining Available Funds, the Class PO Deferred Amount for such distribution date, until the class certificate balance thereof has been reduced to zero; provided that, (1) on any distribution date, distributions pursuant to this priority fourth shall not exceed the Subordinated Optimal Principal Amount for such distribution date, (2) such distributions shall not reduce the class certificate balance of the Class PO Certificates and (3) no distribution will be made in respect of the Class PO Deferred Amount after the Cross Over Date;

                  fifth, to the Class B-1 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class's Allocable Share for such distribution date;

                  sixth, to the Class B-2 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class's Allocable Share for such distribution date;

                  seventh, to the Class B-3 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class's Allocable Share for such distribution date; and

                  eighth, to the Class B-4, Class B-5 and Class B-6 Certificates, to the extent of remaining Available Funds: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class's Allocable Share for such distribution date.

         On each distribution date, before distributions are made pursuant to the following paragraph, an amount equal to the Accrual Amount for the Class A-7 Certificates will be distributed in the following order of priority to the following classes in reduction of their class certificate balances:

                  (i) to the Class A-6 Certificates, until the class certificate balance thereof has been reduced to zero; and

                  (ii) to the Class A-7 Certificates, until the class certificate balance thereof has been reduced to zero.

In addition, on each distribution date, before distributions are made pursuant to the following paragraph, an amount equal to the Accrual Amount for the Class A-3 Certificates will be distributed in the following order of priority to the following classes in reduction of their class certificate balances:

                  (i) to the Class A-2 Certificates, until the class certificate balance thereof has been reduced to zero;

                  (ii) 33.2% to the Class A-1 Certificates, until the class certificate balance thereof has been reduced to zero; and

                  (iii) the remaining amount, sequentially, to the Class A-6, Class A-7, Class A-1 and Class A-3 Certificates, in that order, until their class certificate balances have been reduced to zero.

         Amounts allocated to the senior certificates (other than the Class PO Certificates) pursuant to priority third above will be distributed in the following order of priority:

                  (a) to the Class A-R Certificates, until the class certificate balance thereof has been reduced to zero;

                  (b) to the Class A-5 Certificates, in an amount equal to the Class A-5 Principal Distribution Amount for such distribution date, until the class certificate balance thereof has been reduced to zero;

                  (c) 33.2% to the Class A-1 Certificates until the class certificate balance thereof has been reduced to zero; and

                  (d) the remaining amount, sequentially, to the Class A-6, Class A-7, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until their class certificate balances have been reduced to zero.

         On each distribution date prior to the related Accretion Termination Date, the Accrual Amounts for each class of Accrual Certificates will be added to their respective class certificate balances.

         On each distribution date after the Cross-Over Date, distributions of principal on the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) will be made pro rata among all such certificates, regardless of the allocation, or sequential nature, of principal payments described above.

Interest

         Interest will accrue on the certificates offered hereby at the respective pass-through rates set forth in the table on page S-5 during each Interest Accrual Period. The interest accrual period for each class of certificates entitled to distributions of interest will be the one-month period ending on the last day of the month preceding the month in which a distribution date occurs. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The Class PO Certificates are Principal Only certificates and will not accrue interest.

         As to any distribution date and any mortgage loan with respect to which a prepayment in full has occurred during the period from the sixteenth day of the month preceding the distribution date through the last day of such month, the resulting "Interest Shortfall" generally will equal the difference between
(a) one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such mortgage loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such mortgage loan during such period. In the case of a partial prepayment, the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

         Any Net Interest Shortfall, the interest portion of any Excess Losses through the Cross- Over Date and, after the Cross-Over Date, the interest portion of any Realized Losses (see "-- Allocation of Realized Losses on the Certificates" below) will, on each distribution date, be allocated among all the outstanding certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses. See "Servicing of the Mortgage Loans-- Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans" herein.

         The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds on the related distribution date. As a result of the subordination of the subordinated certificates in right of distribution, such losses will be borne first by the outstanding subordinated certificates in inverse order of priority.

         If Available Funds are insufficient on any distribution date to distribute the aggregate Accrued Certificate Interest on the senior certificates entitled to distributions of interest to their certificateholders, any shortfall in available amounts will be allocated among such classes of senior certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon or, in the case of the Accrual Certificates through the related Accretion Termination Date, the amounts that would otherwise have been added to the class certificate balance thereof. Such reduction with respect to the Accrual Certificates will effect a corresponding reduction in the related Accrual Amount on such distribution date and the amount distributed in respect of the related Accrual Amount as principal on certain classes of certificates as described above. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on the senior certificates entitled to distributions of interest (or added to the class certificate balance of the Accrual Certificates through the related Accretion Termination Date) on subsequent distribution dates in accordance with priority second of the second paragraph under "-- Allocations of Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous distribution dates.

Principal

         Distributions in reduction of the class certificate balance of each class of certificates entitled to principal distributions will be made on each distribution date.

         All payments and other amounts received in respect of principal of the mortgage loans will be allocated between (1) the senior certificates entitled to principal distributions (other than the Class PO Certificates) and the subordinated certificates, on the one hand, and (2) the Class PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

         The initial class certificate balance of the Class PO Certificates will be approximately $532,872.

         Distributions in reduction of the class certificate balance of each class of senior certificates entitled to principal distributions will be made on each distribution date as described under "-- Allocation of Available Funds" above. In accordance with priority third of the Available Funds Allocation, the Available Funds remaining after the distribution of interest will be allocated to such senior certificates in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such distribution date. Distributions in reduction of the class certificate balances of the Class B-1, Class B-2 and Class B-3 Certificates will be made pursuant to priorities fifth, sixth and seventh, respectively, of the Available Funds Allocation. In accordance with each such priority, the Available Funds, if any, remaining after distributions of principal and interest on the senior certificates and payments in respect of the Class PO Deferred Amount on such distribution date will be allocated to each class of the Class B Certificates in an amount equal to each such class's Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until any class ranking prior thereto has received distributions of interest and principal, and such class has received distributions of interest, on such distribution date. The Class A-5 Certificates will not receive any distributions in respect of scheduled payments of principal and prepayments or certain other unscheduled recoveries of principal on the mortgage loans during the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the earlier of the Group I Final Distribution Date and the Cross-Over Date.

         If, on any distribution date, the class certificate balance of any class of Class B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class under clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount, to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of subordinated certificates in reduction of their respective class certificate balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any class of Class B Certificates (other than the Class B-1 Certificates, to which it is not applicable) on any distribution date, this may have the effect of accelerating the amortization of more senior ranking classes of subordinated certificates because the amount otherwise distributable to such class under clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount will be distributable among the outstanding classes of the Class B Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied on a pro rata basis subject to the priority of payments described herein. On any distribution date, any reduction in funds available for distribution to the classes of subordinated certificates resulting from a distribution of the Class PO Deferred Amount to the Class PO Certificates will be allocated to the classes of subordinated certificates, in reduction of the Allocable Shares thereof, in inverse order of priority.

Allocation of Realized Losses on the Certificates

Losses Allocable to the Class PO Certificates

         On each distribution date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on a Discount mortgage loan will be allocated to the Class PO Certificates until the class certificate balance thereof is reduced to zero.

         To the extent funds are available therefor on any distribution date through the Cross-Over Date, distributions in respect of the Class PO Deferred Amount will be made on the Class PO Certificates in accordance with priority fourth of the second paragraph under "-- Distributions on the Certificates -- Allocation of Available Funds" above. Any distribution of Available Funds in respect of the Class PO Deferred Amount will not reduce the class certificate balance of the Class PO Certificates. No interest will accrue on the Class PO Deferred Amount. On each distribution date through the Cross-Over Date, the class certificate balance of the lowest ranking class of subordinated certificates then outstanding will be reduced by the amount of any distributions made to the Class PO Certificates in respect of the Class PO Deferred Amount on such distribution date, through the operation of the Class PO Deferred Payment Writedown Amount. After the Cross-Over Date, no distributions will be made in respect of the Class PO Deferred Amount and Realized Losses allocated to the Class PO Certificates will be borne by them without a right of reimbursement from any other class of certificates. Any distribution of Unanticipated Recoveries on the Class PO Certificates will be adjusted to take into account the Class PO Deferred Amount previously paid to such class as specified in the Agreement. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans."

Losses Allocable to Certificates other than the Class PO Certificates

         Prior to the Cross-Over Date (and on such date under certain circumstances), the applicable Non-PO Percentage of the principal portion of any Non-Excess Loss will be allocated among the outstanding classes of subordinated certificates, in inverse order of priority, until the class certificate balance of each such class has been reduced to zero (i.e., Non-Excess Losses will be allocated first to the Class B-6 Certificates while such certificates are outstanding, second to the Class B-5 Certificates, and so on). The Non-PO Percentage of the principal portion of any Fraud Losses, Special Hazard Losses and Bankruptcy Losses occurring prior to the reduction of the Fraud Loss Coverage Amount, the Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, to zero will also be allocated to the subordinated certificates in the manner described in the preceding sentence.

         Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss will be allocated among the outstanding classes of senior certificates entitled to principal distributions (other than the Class PO Certificates) pro rata based upon their class certificate balances.

         As indicated above, Fraud Losses, Special Hazard Losses and Bankruptcy Losses occurring after the Fraud Loss Coverage Amount, Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, have been reduced to zero will be Excess Losses. The applicable Non-PO Percentage of the principal portion of any Excess Loss on a mortgage loan for any distribution date (whether occurring before, on or after the Cross-Over Date) will be allocated pro rata among all outstanding classes of certificates entitled to principal distributions (other than the Class PO Certificates) based on their class certificate balances.

         Upon the initial issuance of the certificates, the Fraud Loss Coverage Amount will equal approximately $4,518,182 (approximately 2.0% of the aggregate Stated Principal Balances of the mortgage loans as of the Cut-off Date). As of any distribution date prior to the first anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will equal approximately $4,518,182 minus the aggregate amount of Fraud Losses that would have been allocated to the subordinated certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any distribution date from the first to the fifth anniversaries of the Cut-off Date, the Fraud Loss Coverage Amount will equal 1.0% of the aggregate outstanding principal balance of all of the mortgage loans as of the most recent anniversary of the Cut-off Date, less the Fraud Losses that would have been allocated to the subordinated certificates in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any distribution date on or after the earlier of the Cross-Over Date or the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount shall be zero.

         Upon the initial issuance of the certificates, the Special Hazard Loss Coverage Amount will equal approximately $2,380,000 (approximately 1.06% of the aggregate Stated Principal Balances of the mortgage loans as of the Cut-off
Date). As of any distribution date, the Special Hazard Loss Coverage Amount will equal the greater of

         . 1% (or if greater than 1%, the highest percentage of mortgage loans by principal balance secured by mortgaged properties in any single California zip code) of the outstanding principal balance of all the mortgage loans as of the related Determination Date, and

         .         twice the outstanding principal balance of the mortgage loan which has the largest outstanding principal balance as of the related Determination Date,

less, in each case, the aggregate amount of Special Hazard Losses that would have been previously allocated to the subordinated certificates in the absence of the Loss Allocation Limitation.

         As of any distribution date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

         On each distribution date, the Bankruptcy Loss Coverage Amount will equal approximately $100,000, subject to reduction as described in the Agreement, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any distribution date on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from each of the Rating Agencies that such reduction or modification will not adversely affect the then current ratings of the senior certificates. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

Method of Allocating Realized Losses

         All allocations of Realized Losses to a class of certificates will be accomplished on a distribution date by reducing the class certificate balance thereof by the appropriate share of any such losses occurring during the month preceding the month of such distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on such certificates (or the calculation of the Accrual Amount for the Accrual Certificates) commencing on the following distribution date. The aggregate amount of the principal portion of any Non-Excess Losses to be allocated to the Class PO Certificates on any distribution date through the Cross-Over Date will also be taken into account in determining distributions in respect of the Class PO Deferred Amount for such distribution date. For purposes of allocating the principal portion of Realized Losses (including Excess Losses), the class certificate balance of each class of Accrual Certificates will be deemed to be the lesser of (1) their original class certificate balance, and (2) their outstanding class certificate balance.

         The interest portion of all Realized Losses will be allocated among the outstanding classes of certificates entitled to distributions of interest to the extent described under "-- Distributions on the Certificates -- Interest" above.

         No reduction of the class certificate balance of any class will be made on any distribution date on account of any Realized Loss to the extent that such reduction would have the effect of reducing the aggregate class certificate balances of all classes of the certificates as of such distribution date to an amount less than the Pool Principal Balance as of the first day of the month of such distribution date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero (such limitation being the "Loss Allocation Limitation").

         Debt Service Reductions are not treated as Realized Losses, and the principal portion thereof will not be allocated in reduction of the class certificate balance of any class of certificates. However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the amounts distributable under clause (1) of the definitions of Senior Optimal Principal Amount, Class PO Principal Distribution Amount and Subordinated Optimal Principal Amount will be reduced by the amount of the principal portion of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds otherwise available for distribution on a distribution date. As a result of the subordination of the subordinated certificates in right of distribution, the reduction in Available Funds resulting from any Debt Service Reductions before the Bankruptcy Loss Coverage Amount has been reduced to zero will be borne by the subordinated certificates (to the extent then outstanding) in inverse order of priority.

Additional Rights of the Residual Certificateholders

         In addition to distributions of principal and interest the holders of the Class A-R Certificates will be entitled to receive:

                  (a) the amount, if any, of Available Funds remaining in the REMIC on any distribution date after distributions of interest and principal and in respect of the Class PO Deferred Amount are made on the certificates on such date; and

                  (b) the amount of any Unanticipated Recoveries received by the Master Servicer in the calendar month preceding the month of a distribution date and not otherwise allocated to other classes of certificates as described in "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans"; and

                  (c) the proceeds, if any, of the assets of the trust remaining in the REMIC after the class certificate balances of all classes of the certificates have each been reduced to zero.

         It is not anticipated that any material assets will be remaining for such distributions on the Class A-R Certificates at any such time. See "Federal Income Tax Consequences -- Residual Certificates" herein.

Subordination

Priority of Senior Certificates

         As of the date of the initial issuance of the certificates, the aggregate class certificate balance of the classes of subordinated certificates will equal approximately 4.25% of the aggregate class principal balance of all the classes of certificates. The rights of the holders of the subordinated certificates to receive distributions with respect to the mortgage loans will be subordinate to such rights of the holders of the senior certificates, to the extent described above. The subordination of the subordinated certificates is intended:

         (a) to enhance the likelihood of timely receipt by the holders of the senior certificates (to the extent of the subordination of the subordinated certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the senior certificates; and

         (b) to afford the holders of the senior certificates (to the extent of the subordination of the subordinated certificates) protection against Realized Losses, to the extent described above.

         If Realized Losses exceed the credit support provided to the senior certificates through subordination, or if Excess Losses occur, all or a portion of such losses will be borne by the senior certificates.

         The protection afforded to the holders of senior certificates by means of the subordination feature will be accomplished by:

                  (1) the preferential right of such holders to receive, prior to any distribution being made on a distribution date in respect of the subordinated certificates, in accordance with the paydown rules specified above under "-- Distributions on the Certificates -- Allocation of Available Funds," the amounts due to the senior certificateholders on each distribution date out of the Available Funds with respect to such date and, if necessary, by the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of the subordinated certificates;

                  (2) the allocation to the subordinated certificates of the applicable Non-PO Percentage of the principal portion of any Non-Excess Loss to the extent set forth herein; and

                  (3) the allocation to the subordinated certificates of the applicable PO Percentage of the principal portion of any Non-Excess Loss to the extent set forth herein through the operation of the Class PO Deferred Payment Writedown Amount.

         The allocation of the principal portion of Realized Losses (as set forth herein) to the subordinated certificates on any distribution date will decrease the protection provided to the senior certificates then outstanding on future distribution dates by reducing the aggregate class certificate balance of the classes of subordinated certificates then outstanding.

         In addition, in order to extend the period during which the subordinated certificates remain available as credit enhancement for the senior certificates, the entire amount of the applicable Non-PO Percentage of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan will be allocated to the senior certificates as a whole entitled to principal distributions (other than the Class PO Certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. This allocation has the effect of accelerating the amortization of such senior certificates as a group while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the subordinated certificates. Among such senior certificates, such amounts will be allocated to the outstanding Group I Senior Certificates during the first five years after the date of initial issuance of the certificates (except as otherwise described herein on or following the Group I Final Distribution Date) with such allocation being subject to reduction thereafter as described herein, except that such amounts will be allocated pro rata among all of the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) on each distribution date after the Cross-Over Date. In addition, the Class A-5 Certificates are not entitled to receive scheduled principal payments or prepayments during the first five years after the closing date (except as otherwise described herein on or after the Group I Final Distribution Date).

         After the payment of amounts distributable in respect of the senior certificates on each distribution date, the subordinated certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the subordinated certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous distribution dates and the sum of the Allocable Shares of the classes of subordinated certificates. Amounts so distributed to subordinated certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent distribution dates.

Priority Among Subordinated Certificates

         As of the date of the initial issuance of the certificates, the aggregate class certificate balance of the Class B-4, Class B-5 and Class B-6 Certificates, all of which are subordinate in right of distribution to the subordinated certificates offered hereby, will equal approximately 1.00% of the initial aggregate class certificate balance of all of the classes of certificates and approximately 23.55% of the initial aggregate class certificate balance of all of the classes of subordinated certificates. On each distribution date, the holders of any particular class of subordinated certificates, other than the Class B-6 Certificates, will have a preferential right to receive the amounts due them on such distribution date out of Available Funds, prior to any distribution being made on such date on each class of certificates ranking subordinated to such class. In addition, except as described herein, the applicable Non-PO Percentage of the principal portion of any Non-Excess Loss with respect to a mortgage loan and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth herein, in reduction of the class certificate balances of the subordinated certificates in inverse order of priority of such certificates. The effect of the allocation of such Realized Losses and of the Class PO Deferred Payment Writedown Amount to a class of subordinated certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of certificates.

         In order to maintain the relative levels of subordination among the subordinated certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the mortgage loans (which will not be distributable to such certificates for at least the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the Senior Final Distribution
Date) will not be distributable to the holders of the Class B-2, Class B-3, Class B-4 or Class B-5 Certificates on any distribution date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "-- Distributions on the Certificates -- Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any such class of Class B Certificates, the amortization of more senior ranking classes of subordinated certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the mortgage loans, the percentage interest in the principal balance of the mortgage loans evidenced by such Class B Certificates may increase.

     As a result of the subordination of any class of certificates, such class of certificates will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the mortgage loans, and under certain circumstances investors in such certificates may not recover their initial investment.

Structuring Assumptions

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following Structuring Assumptions:

     . the mortgage pool consists of two mortgage loans with the following characteristics:

                                                                               Original Term         Remaining Term
       Principal                                             Net                to Maturity            to Maturity
        Balance               Mortgage Rate             Mortgage Rate           (in Months)            (in Months)
        -------               -------------             -------------           ----------             ----------
 $  27,205,332.65             7.84820025303%            7.59820025303%                 359                    354
 $ 198,064,011.06             8.35991676484%            8.10991676484%                 360                    357

     . the mortgage loans prepay at the specified constant percentages of SPA,

     . no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     . scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

     . prepayments are allocated without giving effect to loss and delinquency tests,

     . there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     . the scheduled monthly payment for each mortgage loan has been calculated so that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     . the initial class certificate balance of each class of certificates is as set forth on page S-5,

     . the approximate initial class certificate balances of the Class B-4, Class B-5 and Class B-6 Certificates are $1,014,000, $564,000 and $676,371, respectively,

     . interest accrues on each interest bearing class of certificates during each interest accrual period at the applicable pass-through rate set forth on page S-5,

     . distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     .    the closing date of the sale of the certificates is May 30, 2000,

     . the seller is not required to repurchase or substitute for any mortgage loan, and

     . the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination."

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables in this prospectus supplement.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is SPA, which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (e.g., 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 150% SPA assumes prepayment rates will be 0.3% per annum in month one, 0.6% per annum in month two, and increasing by 0.3% in each succeeding month until reaching a rate of 9.0% per annum in month 30 and remaining constant at 9.0% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

Optional Purchase of Defaulted Loans

     The master servicer may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the mortgage loan plus accrued interest at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor or advanced, and not reimbursed, to the first day of the month in which the amount is to be distributed.

Optional Termination

     The master servicer will have the right to repurchase all remaining mortgage loans and foreclosed or otherwise repossessed properties in the mortgage pool and thereby effect early retirement of the certificates, subject to the Pool Principal Balance of the mortgage loans and foreclosed or otherwise repossessed properties at the time of repurchase being less than 10% of the cut-off date pool principal balance. In the event the master servicer exercises its repurchase option, the purchase price distributed with respect to each class of certificates will be 100% of its then outstanding class certificate balance plus any Class PO Deferred Amounts in the case of the Class PO Certificates and, in the case of an interest bearing certificate, any unpaid accrued interest at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties and the appraised value is less than the Stated Principal Balance of the related mortgage loans. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates and then to the subordinated certificates. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related mortgage loan.

     No holder of any certificates will be entitled to any Unanticipated Recoveries received with respect to any mortgage loan after the termination of the trust. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans."

The Trustee

     The Bank of New York will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York. Offered certificates may be surrendered at the Corporate Trust Office of the trustee located at 101 Barclay Street, 12E, New York, New York 10286 Attention:
Corporate Trust Administration or at any other address the trustee designates.

Restrictions on Transfer of the Class A-R Certificates

     The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- REMIC Certificates -- Tax- Related Restrictions on Transfers of Residual Certificates -- Disqualified Organizations," "--Noneconomic Residual Interests" and "--Foreign Investors." The pooling and servicing agreement provides that the Class A-R Certificates, in addition to certain other ERISA restricted classes of certificates, may not be acquired by an ERISA Plan. See "ERISA Considerations". Each Class A-R Certificate will contain a legend describing these restrictions.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

     The effective yield to the holders of each interest bearing class of certificates will be lower than the yield otherwise produced by the applicable pass-through rate and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month after the applicable interest accrual period without any additional distribution of interest or earnings to compensate for the delay

     Delinquencies on the mortgage loans which are not advanced by or on behalf of the master servicer because such amounts, if advanced, would not be recoverable, will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates. If, as a result of shortfalls, the aggregate of the class certificate balances of all classes of the certificates exceeds the Pool Principal Balance, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

     Net Interest Shortfalls will adversely affect the yields on the classes of offered certificates. In addition, although all losses initially will be borne by the subordinated certificates, in the reverse order of their numerical class designations, either directly or through distributions of Class PO Deferred Amounts on the Class PO Certificates, Excess Losses will be borne by all classes of certificates on a pro rata basis. Moreover, since the amounts available for distribution to the subordinated certificates for each distribution date will be reduced by the amount of any distributions on the distribution date in respect of Class PO Deferred Amounts, the amount distributable as principal on each distribution date to each class of subordinated certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of the Class PO Deferred Amounts. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

Prepayment Considerations and Risks

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose, prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. The mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty. The mortgage loans may also be subject to "due-on-sale" provisions. See "The Mortgage Pool".

     Prepayments, liquidations and purchases of the mortgage loans will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal on the mortgage loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the class of offered certificates is purchased at a discount or premium, and the degree to which the timing of payments on the offered certificates is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of the principal only certificates and any other offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield.

     The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the mortgage loans included in the mortgage pool as described under "The Mortgage Pool -- General". In addition, refinancing programs, including First Horizon's Streamlined Documentation Program, may affect the rate of prepayments on the mortgage loans. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. Furthermore, with respect to up to 25% of the mortgage loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date, a delayed delivery. If the seller fails to deliver all or a portion of any mortgage file to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee within the 30-day period, the seller will be required to use its best efforts to deliver a substitute mortgage loan for the related delayed delivery mortgage loan or repurchase the related delayed delivery mortgage loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the mortgage loans.

     Voluntary prepayments in full of principal on the mortgage loans received by the master servicer from the first day through the fifteenth day of each month (other than the month of the cut-off date) are passed through to the certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the mortgage loans are passed through to the certificateholders in the month following the month of receipt or payment. Any prepayment of a mortgage loan or liquidation of a mortgage loan (by foreclosure proceedings or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the certificateholders principal amounts which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

     As described under "Description of the Certificates -- Distributions on the Certificates -- Principal," the entire amount of the applicable Non-PO Percentage of any prepayments and other unscheduled recoveries of principal with respect to a mortgage loan will be allocated solely to the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) during at least the first five years after the closing date, with such allocation being subject to reduction thereafter as described herein. The portion of such amounts otherwise allocable to the Class A-5 Certificates will be allocated solely to the outstanding Group I Senior Certificates during the first five years after the closing date (except as otherwise described herein on or following the Group I Final Distribution Date), with such allocation being subject to reduction thereafter as described herein, provided that such amounts will be allocated pro rata among all the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) on each distribution date after the Cross-Over Date. The resulting allocation between the Group I Senior Certificates and the Class A-5 Certificates is designed to accelerate the allocation of principal prepayments and certain other unscheduled recoveries of principal on the mortgage loans to holders of the Group I Senior Certificates relative to the Class A-5 Certificates through the earlier of the Group I Final Distribution Date and the Cross-Over Date. Notwithstanding the foregoing, all distributions of principal on the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) will be made pro rata among such certificates on each distribution date after the Cross-over Date. In addition, the Class A-5 Certificates are not entitled to receive scheduled principal payments or prepayments during the first five years after the closing date (except as otherwise described herein on or following the Group I Final Distribution Date).

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Yield Sensitivity of Class PO Certificates

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class PO Certificates to various constant percentages of SPA. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class PO Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the Class PO Certificates and converting the monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class PO Certificates and consequently do not purport to reflect the return on any investment in the Class PO Certificates when the reinvestment rates are considered.

     The Class PO Certificates will be principal only certificates and will not bear interest. As indicated in the table below, a lower than anticipated rate of principal payments, including prepayments, on the Discount mortgage loans will have a negative effect on the yield to investors in the Class PO Certificates.

     As described under "Description of the Certificates -- Principal," the Class PO Principal Distribution Amount is calculated by reference to the principal payments, including prepayments, on the Discount mortgage loans. The Discount mortgage loans will have lower Net Mortgage Rates, and lower mortgage rates, than the other mortgage loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount mortgage loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates, expressed as a percentage of its initial class certificate balance, is as follows:

CLASS                                                PRICE
-------------------------                            -----

Class PO.................                            $346,367.19



            SENSITIVITY OF THE CLASS PO CERTIFICATES TO PREPAYMENTS
                         (PRE-TAX YIELDS TO MATURITY)

                                          PERCENTAGE OF SPA
                                 --------------------------------------
CLASS                             0%     100%    225%    350%      500%
------------------------          --     ----    ----    ----      ----

Class PO................        2.24%   4.26%   7.39%   10.61%   14.35%

     It is unlikely that the Discount mortgage loans will have the precise characteristics described in this prospectus supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Additional Information

     The depositor intends to file certain additional yield tables and other computational materials with respect to one or more classes of offered certificates with the SEC in a report on Form 8-K. The tables and materials were prepared by Lehman Brothers Inc. at the request of one or more prospective investors, based on assumptions provided by, and satisfying the special requirements of, the prospective investors. The tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives of the Offered Certificates

     The weighted average life of an offered certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the class certificate balance of the certificate on each distribution date by the number of years from the date of issuance to the distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in class certificate balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see "--Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates-- Principal".

     The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original class certificate balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of SPA, see the Decrement Tables below.

Decrement Tables

     The following tables indicate the percentages of the initial class certificate balances of the classes of offered certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that the mortgage loans will have the precise characteristics described in the Structuring Assumptions or that all of the mortgage loans will prepay at the constant percentages of SPA specified in the tables below or at any other constant rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the Structuring Assumptions.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                OF THE CLASS A-1 CERTIFICATES AT THE FOLLOWING
                          CONSTANT PERCENTAGES OF SPA

                                                                         Class A-1 Certificates

Distribution Date                                            0%          100%         225%        350%         500%
-----------------                                         -----         -----         ----        ----         ----
Initial..............................................      100           100          100         100          100
May 2001.............................................       99            96           92          89           84
May 2002.............................................       98            88           77          67           54
May 2003.............................................       96            79           59          42           23
May 2004.............................................       95            70           44          22            0
May 2005.............................................       93            62           30           6            0
May 2006.............................................       92            54           20           0            0
May 2007.............................................       90            48           11           0            0
May 2008.............................................       88            42            5           0            0
May 2009.............................................       85            35            0           0            0
May 2010.............................................       81            29            0           0            0
May 2011.............................................       77            22            0           0            0
May 2012.............................................       73            16            0           0            0
May 2013.............................................       68             9            0           0            0
May 2014.............................................       63             3            0           0            0
May 2015.............................................       57             0            0           0            0
May 2016.............................................       51             0            0           0            0
May 2017.............................................       44             0            0           0            0
May 2018.............................................       37             0            0           0            0
May 2019.............................................       29             0            0           0            0
May 2020.............................................       20             0            0           0            0
May 2021.............................................       11             0            0           0            0
May 2022.............................................        0             0            0           0            0
May 2023.............................................        0             0            0           0            0
May 2024.............................................        0             0            0           0            0
May 2025.............................................        0             0            0           0            0
May 2026.............................................        0             0            0           0            0
May 2027.............................................        0             0            0           0            0
May 2028.............................................        0             0            0           0            0
May 2029.............................................        0             0            0           0            0
May 2030.............................................        0             0            0           0            0
Weighted Average Life (in years)*....................    15.00          7.06         3.92        2.77         2.16

     *For purposes of the above tables, the percent of initial class certificate balance outstanding has been rounded to the nearest whole percentage and the weighted average life (in years) has been determined as specified under "-- Weighted Average Lives of the Offered Certificates".

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                OF THE CLASS A-2 CERTIFICATES AT THE FOLLOWING
                          CONSTANT PERCENTAGES OF SPA

                                                    Class A-2 Certificates

Distribution Date                          0%      100%    225%    350%    500%
-----------------                          --      ----    ----    ----    ----
Initial...............................      100     100     100     100     100
May 2001..............................       91      91      91      91      91
May 2002..............................       82      82      82      82      82
May 2003..............................       72      72      72      72      72
May 2004..............................       61      61      61      61      54
May 2005..............................       49      49      49      49       0
May 2006..............................       37      37      37       0       0
May 2007..............................       23      23      23       0       0
May 2008..............................        8       8       8       0       0
May 2009..............................        0       0       0       0       0
May 2010..............................        0       0       0       0       0
May 2011..............................        0       0       0       0       0
May 2012..............................        0       0       0       0       0
May 2013..............................        0       0       0       0       0
May 2014..............................        0       0       0       0       0
May 2015..............................        0       0       0       0       0
May 2016..............................        0       0       0       0       0
May 2017..............................        0       0       0       0       0
May 2018..............................        0       0       0       0       0
May 2019..............................        0       0       0       0       0
May 2020..............................        0       0       0       0       0
May 2021..............................        0       0       0       0       0
May 2022..............................        0       0       0       0       0
May 2023..............................        0       0       0       0       0
May 2024..............................        0       0       0       0       0
May 2025..............................        0       0       0       0       0
May 2026..............................        0       0       0       0       0
May 2027..............................        0       0       0       0       0
May 2028..............................        0       0       0       0       0
May 2029..............................        0       0       0       0       0
May 2030..............................        0       0       0       0       0
Weighted Average Life (in years)*.....     4.74    4.74    4.74    4.12    3.36

          *For purposes of the above tables, the percent of initial class certificate balance outstanding has been rounded to the nearest whole percentage and the weighted average life (in years) has been determined as specified under "-- Weighted Average Lives of the Offered Certificates".

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                OF THE CLASS A-3 CERTIFICATES AT THE FOLLOWING
                          CONSTANT PERCENTAGES OF SPA

                                                      Class A-3 Certificates

Distribution Date                          0%       100%    225%    50%    500%
-----------------                          --       ----    ----    ---    ----
Initial...............................      100      100     100     100    100
May 2001..............................      108      108     108     108    108
May 2002..............................      117      117     117     117    117
May 2003..............................      126      126     126     126    126
May 2004..............................      136      136     136     136    136
May 2005..............................      147      147     147     147     39
May 2006..............................      159      159     159     139      0
May 2007..............................      172      172     172      66      0
May 2008..............................      186      186     186      18      0
May 2009..............................      200      200     172       0      0
May 2010..............................      217      217     132       0      0
May 2011..............................      234      234      98       0      0
May 2012..............................      253      253      68       0      0
May 2013..............................      273      273      43       0      0
May 2014..............................      295      295      22       0      0
May 2015..............................      319      275       3       0      0
May 2016..............................      344      240       0       0      0
May 2017..............................      372      208       0       0      0
May 2018..............................      402      177       0       0      0
May 2019..............................      434      147       0       0      0
May 2020..............................      469      119       0       0      0
May 2021..............................      506       93       0       0      0
May 2022..............................      542       68       0       0      0
May 2023..............................      481       44       0       0      0
May 2024..............................      414       21       0       0      0
May 2025..............................      342        0       0       0      0
May 2026..............................      264        0       0       0      0
May 2027..............................      179        0       0       0      0
May 2028..............................       87        0       0       0      0
May 2029..............................        0        0       0       0      0
May 2030..............................        0        0       0       0      0
Weighted Average Life (in years)*.....    25.77    19.16   11.33    6.96   4.82

          *For purposes of the above tables, the percent of initial class certificate balance outstanding has been rounded to the nearest whole percentage and the weighted average life (in years) has been determined as specified under "-- Weighted Average Lives of the Offered Certificates".

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                OF THE CLASS A-4 CERTIFICATES AT THE FOLLOWING
                          CONSTANT PERCENTAGES OF SPA

                                                     Class A-4 Certificates
Distribution Date                           0%     100%   225%    350%   500%
-----------------                           --     ---    ----    ----   ----
Initial...............................      100    100     100     100    100
May 2001..............................      100    100     100     100    100
May 2002..............................      100    100     100     100    100
May 2003..............................      100    100     100     100    100
May 2004..............................      100    100     100     100    100
May 2005..............................      100    100     100     100    100
May 2006..............................      100    100     100     100     55
May 2007..............................      100    100     100     100      5
May 2008..............................      100    100     100     100      0
May 2009..............................      100    100     100      87      0
May 2010..............................      100    100     100      68      0
May 2011..............................      100    100     100      52      0
May 2012..............................      100    100     100      40      0
May 2013..............................      100    100     100      31      0
May 2014..............................      100    100     100      24      0
May 2015..............................      100    100     100      18      0
May 2016..............................      100    100      86      14      0
May 2017..............................      100    100      72      10      0
May 2018..............................      100    100      59       8      0
May 2019..............................      100    100      48       6      0
May 2020..............................      100    100      39       4      0
May 2021..............................      100    100      32       3      0
May 2022..............................      100    100      25       2      0
May 2023..............................      100    100      20       2      0
May 2024..............................      100    100      15       1      0
May 2025..............................      100     99      11       1      0
May 2026..............................      100     76       8       1      0
May 2027..............................      100     55       5       0      0
May 2028..............................      100     34       3       0      0
May 2029..............................       85     14       1       0      0
May 2030..............................        0      0       0       0      0
Weighted Average Life (in years)*.....    29.33  27.29   19.77   12.28   6.18

          *For purposes of the above tables, the percent of initial class certificate balance outstanding has been rounded to the nearest whole percentage and the weighted average life (in years) has been determined as specified under "-- Weighted Average Lives of the Offered Certificates".

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                OF THE CLASS A-5 CERTIFICATES AT THE FOLLOWING
                          CONSTANT PERCENTAGES OF SPA

                                                                          Class A-5 Certificates
Distribution Date                                         0%          100%         225%       350%       500%
-----------------                                         --          ----         ----       ----       ----
Initial..............................................      100         100          100        100        100
May 2001.............................................      100         100          100        100        100
May 2002.............................................      100         100          100        100        100
May 2003.............................................      100         100          100        100        100
May 2004.............................................      100         100          100        100        100
May 2005.............................................      100         100          100        100        100
May 2006.............................................       99          97           95         92         89
May 2007.............................................       97          93           88         83         76
May 2008.............................................       96          88           79         71         51
May 2009.............................................       94          83           69         58         34
May 2010.............................................       92          76           59         45         23
May 2011.............................................       90          70           50         34         16
May 2012.............................................       88          64           42         27         11
May 2013.............................................       86          59           36         20          7
May 2014.............................................       84          54           30         16          5
May 2015.............................................       81          49           25         12          3
May 2016.............................................       78          44           21          9          2
May 2017.............................................       75          40           17          7          2
May 2018.............................................       71          36           14          5          1
May 2019.............................................       68          32           12          4          1
May 2020.............................................       63          28           10          3          0
May 2021.............................................       59          25            8          2          0
May 2022.............................................       54          21            6          2          0
May 2023.............................................       49          18            5          1          0
May 2024.............................................       43          15            4          1          0
May 2025.............................................       37          12            3          1          0
May 2026.............................................       30           9            2          0          0
May 2027.............................................       23           7            1          0          0
May 2028.............................................       15           4            1          0          0
May 2029.............................................        7           2            0          0          0
May 2030.............................................        0           0            0          0          0
Weighted Average Life (in years)*....................    21.33       15.80        12.27      10.43       8.75

          *For purposes of the above tables, the percent of initial class certificate balance outstanding has been rounded to the nearest whole percentage and the weighted average life (in years) has been determined as specified under "-- Weighted Average Lives of the Offered Certificates".

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                OF THE CLASS A-6 CERTIFICATES AT THE FOLLOWING
                          CONSTANT PERCENTAGES OF SPA

                                                                         Class A-6 Certificates
Distribution Date                                         0%          100%         225%       350%       500%
-----------------                                         --          ----         ----       ----       ----
Initial..............................................      100         100          100        100        100
May 2001.............................................       97          94           90         85         80
May 2002.............................................       94          83           70         57         43
May 2003.............................................       91          71           47         26          4
May 2004.............................................       88          58           27          1          0
May 2005.............................................       84          47            9          0          0
May 2006.............................................       80          36            0          0          0
May 2007.............................................       76          26            0          0          0
May 2008.............................................       72          16            0          0          0
May 2009.............................................       66           6            0          0          0
May 2010.............................................       59           0            0          0          0
May 2011.............................................       51           0            0          0          0
May 2012.............................................       42           0            0          0          0
May 2013.............................................       33           0            0          0          0
May 2014.............................................       23           0            0          0          0
May 2015.............................................       12           0            0          0          0
May 2016.............................................        1           0            0          0          0
May 2017.............................................        0           0            0          0          0
May 2018.............................................        0           0            0          0          0
May 2019.............................................        0           0            0          0          0
May 2020.............................................        0           0            0          0          0
May 2021.............................................        0           0            0          0          0
May 2022.............................................        0           0            0          0          0
May 2023.............................................        0           0            0          0          0
May 2024.............................................        0           0            0          0          0
May 2025.............................................        0           0            0          0          0
May 2026.............................................        0           0            0          0          0
May 2027.............................................        0           0            0          0          0
May 2028.............................................        0           0            0          0          0
May 2029.............................................        0           0            0          0          0
May 2030.............................................        0           0            0          0          0
Weighted Average Life (in years)*....................    10.22        4.89         2.95       2.23       1.79

          *For purposes of the above tables, the percent of initial class certificate balance outstanding has been rounded to the nearest whole percentage and the weighted average life (in years) has been determined as specified under "-- Weighted Average Lives of the Offered Certificates".

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                OF THE CLASS A-7 CERTIFICATES AT THE FOLLOWING
                          CONSTANT PERCENTAGES OF SPA

                                             Class A-7 Certificates

Distribution Date                       0%    100%   225%   350%   500%
-----------------                       --    ----   ----   ----   ----
Initial.............................   100     100    100    100    100
May 2001............................   108     108    108    108    108
May 2002............................   117     117    117    117    117
May 2003............................   126     126    126    126    126
May 2004............................   136     136    136    136      0
May 2005............................   147     147    147     30      0
May 2006............................   159     159    127      0      0
May 2007............................   172     172     66      0      0
May 2008............................   186     186     17      0      0
May 2009............................   200     200      0      0      0
May 2010............................   217     190      0      0      0
May 2011............................   234     143      0      0      0
May 2012............................   253      97      0      0      0
May 2013............................   273      51      0      0      0
May 2014............................   295       7      0      0      0
May 2015............................   319       0      0      0      0
May 2016............................   344       0      0      0      0
May 2017............................   300       0      0      0      0
May 2018............................   248       0      0      0      0
May 2019............................   191       0      0      0      0
May 2020............................   129       0      0      0      0
May 2021............................    63       0      0      0      0
May 2022............................     0       0      0      0      0
May 2023............................     0       0      0      0      0
May 2024............................     0       0      0      0      0
May 2025............................     0       0      0      0      0
May 2026............................     0       0      0      0      0
May 2027............................     0       0      0      0      0
May 2028............................     0       0      0      0      0
May 2029............................     0       0      0      0      0
May 2030............................     0       0      0      0      0
Weighted Average Life (in years)*...   19.23   11.87   6.90   4.68   3.52

     *For purposes of the above tables, the percent of initial class certificate balance outstanding has been rounded to the nearest whole percentage and the weighted average life (in years) has been determined as specified under "-- Weighted Average Lives of the Offered Certificates".

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                 OF THE CLASS PO CERTIFICATES AT THE FOLLOWING
                          CONSTANT PERCENTAGES OF SPA

                                              Class PO Certificates

Distribution Date                       0%    100%   225%   350%   500%
-----------------                       --    ----   ----   ----   ----
Initial.............................   100     100    100    100    100
May 2001............................    99      97     94     91     88
May 2002............................    98      91     83     75     66
May 2003............................    97      85     71     59     46
May 2004............................    96      79     61     46     32
May 2005............................    95      73     52     36     22
May 2006............................    93      68     44     28     15
May 2007............................    92      63     38     22     10
May 2008............................    90      58     32     17      7
May 2009............................    89      54     27     13      5
May 2010............................    87      49     23     10      3
May 2011............................    85      45     20      8      2
May 2012............................    83      42     16      6      2
May 2013............................    81      38     14      5      1
May 2014............................    78      35     12      4      1
May 2015............................    75      31     10      3      0
May 2016............................    72      28      8      2      0
May 2017............................    69      25      7      2      0
May 2018............................    66      23      5      1      0
May 2019............................    62      20      4      1      0
May 2020............................    58      18      4      1      0
May 2021............................    54      15      3      0      0
May 2022............................    49      13      2      0      0
May 2023............................    44      11      2      0      0
May 2024............................    39       9      1      0      0
May 2025............................    33       7      1      0      0
May 2026............................    27       6      1      0      0
May 2027............................    20       4      0      0      0
May 2028............................    12       2      0      0      0
May 2029............................     4       1      0      0      0
May 2030............................     0       0      0      0      0
Weighted Average Life (in years)*...   20.00   11.44   6.88   4.82   3.54

     *For purposes of the above tables, the percent of initial class certificate balance outstanding has been rounded to the nearest whole percentage and the weighted average life (in years) has been determined as specified under "-- Weighted Average Lives of the Offered Certificates".

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING OF THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES
                 AT THE FOLLOWING CONSTANT PERCENTAGES OF SPA

                                       Class B-1, Class B-2 and Class B-3 Certificates

Distribution Date                        0%       100%      225%      350%        500%
-----------------                       ----      ----      ----      ----        ----
Initial..............................   100       100       100       100        100
May 2001.............................    99        99        99        99         99
May 2002.............................    98        98        98        98         98
May 2003.............................    97        97        97        97         97
May 2004.............................    96        96        96        96         96
May 2005.............................    95        95        95        95         95
May 2006.............................    94        92        90        88         85
May 2007.............................    93        89        84        79         72
May 2008.............................    91        84        76        67         58
May 2009.............................    90        79        66        55         43
May 2010.............................    88        73        56        42         29
May 2011.............................    86        67        48        33         20
May 2012.............................    84        61        40        25         14
May 2013.............................    82        56        34        19          9
May 2014.............................    80        51        28        15          6
May 2015.............................    77        47        24        11          4
May 2016.............................    74        42        20         9          3
May 2017.............................    71        38        16         7          2
May 2018.............................    68        34        14         5          1
May 2019.............................    64        30        11         4          1
May 2020.............................    60        27         9         3          1
May 2021.............................    56        23         7         2          0
May 2022.............................    52        20         6         1          0
May 2023.............................    47        17         5         1          0
May 2024.............................    41        14         3         1          0
May 2025.............................    35        12         3         0          0
May 2026.............................    29         9         2         0          0
May 2027.............................    22         6         1         0          0
May 2028.............................    15         4         1         0          0
May 2029.............................     6         2         0         0          0
May 2030.............................     0         0         0         0          0
Weighted Average Life (in years)*....    20.44     15.17     11.81     10.06       8.86

     *For purposes of the above tables, the percent of initial class certificate balance outstanding has been rounded to the nearest whole percentage and the weighted average life (in years) has been determined as specified under "-- Weighted Average Lives of the Offered Certificates".

Last Scheduled Distribution Date

     The last scheduled distribution date for each class of offered certificates is the distribution date in June 2030, which is the distribution date in the month following the month of the latest scheduled maturity date for any of the mortgage loans. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment, including prepayments, of the mortgage loans, the class certificate balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "-- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

The Class B Certificates

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class B Certificates will be affected by the rate of prepayments on the mortgage loans, as well as the rate of mortgagor defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates -- Allocation of Realized Losses on the Certificates" herein for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Class B Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted mortgage loans than will the yields on such classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The Class B Certificates will be more sensitive to losses due to liquidations of defaulted mortgage loans because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the Class PO Deferred Payment Writedown Amount, except as provided herein. To the extent not covered by the master servicer's advances of delinquent monthly payments of principal and interest, delinquencies on the mortgage loans may also have a relatively greater effect:

          (1) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations; and

          (2) on the yields to investors in the Class B Certificates than on the yields to investors in the senior certificates.

     As described above under "Description of the Certificates -- Distributions on the Certificates -- Interest" and "-- Principal," "-- Allocation of Realized Losses on the Certificates" and "-- Subordination," amounts otherwise distributable to holders of any class of Class B Certificates will be made available to protect the holders of the more senior ranking classes of the certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.

     To the extent that the Class B Certificates are being purchased at discounts from their initial class certificate balances, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

                                USE OF PROCEEDS

     The depositor will apply the net proceeds of the sale of the certificates against the purchase price of the mortgage loans.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, an election will be made to treat the trust fund as a REMIC. The Class A-R Certificates will constitute the sole class of residual interests in the REMIC.

     The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

     The principal only certificates will be treated for federal income tax purposes as having been issued with an amount of OID equal to the difference between their principal balance and their issue price. Each class of Accrual Certificates will be treated as being issued with OID in an amount equal to the excess of (1) the sum of all payments thereon determined under the prepayment assumption described below, over (2) their issue price. The remaining classes of Regular Certificates, depending on their respective issue prices (as described in the prospectus under "Material Federal Income Tax Consequences"), may be treated as having been issued with OID in an amount equal to the excess of their initial respective class certificate balance (plus accrued interest from the last day preceding the issue date corresponding to a distribution date through the issue date), over their issue prices (including all accrued interest). The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 225% of the SPA. No representation is made as to whether the mortgage loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus and this prospectus supplement may, depending on the actual rate of prepayments during the accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

     If the holders of any Regular Certificates are treated as holding their certificates at a premium, they are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- REMIC Certificates -- Regular Certificates" in the prospectus.

     As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the offered certificates will represent qualifying assets under Sections 856(c)(4)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to the offered certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the trust fund are assets described in those sections.

     The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

     The holders of the Class A-R Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S. federal income tax.

     In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

     Purchasers of a Class A-R Certificate are encouraged to consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- Residual Certificates" in the prospectus. Specifically, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class A-R Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residual interest. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences -- Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors" in the prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Certificates -- Regular Certificates -- Treatment of Realized Losses" in the prospectus.

     The Internal Revenue Service has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected for federal income tax purposes. The proposed additional condition provides that a transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest (the inducement payment), (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000.

                             ERISA CONSIDERATIONS

     Any fiduciary of a Plan that proposes to cause the Plan to acquire any of the offered certificates is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

     The U.S. Department of Labor has granted to Lehman Brothers, Inc. an individual administrative exemption, PTE 91-14 (56 Fed. Reg. 7413, February 22,
1991) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the exemption. PTE 91-14 applies to mortgage loans such as the mortgage loans in the trust fund.

     For a general description of PTE 91-14 and the conditions that must be satisfied for it to apply, see "ERISA Considerations" in the prospectus.

     It is expected that PTE 91-14 will apply to the acquisition and holding by Plans of the Class A Certificates, excluding the Class A-R Certificates, and that all conditions of PTE 91-14 other than those within the control of the investors will be met. In addition, as of the date hereof, no single mortgagor is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

     Because the Class PO Certificates are not being purchased by any underwriter to whom an exemption similar to PTE 91-14 has been granted, those classes of certificates do not currently meet the requirements of the exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class PO Certificates may be transferred only if the conditions in the first or third bullet point in the next paragraph are met.

     Because the characteristics of the Class B-1, Class B-2, Class B-3 and Class A-R Certificates may not meet the requirements of PTE 91-14 or any other issued exemption under ERISA, a Plan or an individual retirement account or other plan subject to Section 4975 of the Code may engage in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Class B-1, Class B-2, Class B-3 and Class A-R Certificates. Consequently, transfers of the Class B-1, Class B-2, Class B-3 and Class A-R Certificates will not be registered by the trustee unless the trustee receives:

     . a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer,

     . if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of PTE 95-60) and that the purchase and holding of the certificates are covered under Sections I and III of PTE 95-60, or

     . an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, or any person acting on behalf of a plan or using the plan's assets, will not result in the assets of the trust fund being considered to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the agreement.

     The representations described in the first and second bullet points above shall be considered to have been made to the trustee by the transferee's acceptance of a Class B-1, Class B-2 or Class B-3 Certificate. In the event that a representation is violated, or any attempt to transfer a Class B-1, Class B-2 or Class B-3 Certificate to a plan or person acting on behalf of a plan or using the plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption and PTE 83-1 described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, the depositor has agreed to sell the Underwritten Certificates to Lehman Brothers Inc. Distribution of the Underwritten Certificates will be made by Lehman Brothers Inc. and First Tennessee Securities Corporation from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, Lehman Brothers Inc. may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     Each of Lehman Brothers Inc. and First Tennessee Securities Corporation intends to make a secondary market in the Underwritten Certificates, but neither has any obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

     The depositor and the master servicer have agreed to indemnify Lehman Brothers Inc. and First Tennessee Securities Corporation against, or make contributions to Lehman Brothers Inc. and First Tennessee Securities Corporation with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

     The Class PO Certificates will initially be retained by the seller and may be offered by the seller in the future.

     After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by First Tennessee Securities Corporation, an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such certificates. First Tennessee Securities Corporation may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

                                 LEGAL MATTERS

     The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Andrews & Kurth L.L.P., Dallas, Texas. Brown & Wood LLP, Washington, DC, will pass upon certain legal matters on behalf of Lehman Brothers Inc. and First Tennessee Securities Corporation.

                                    RATINGS

     It is a condition to the issuance of the senior certificates that they be rated "AAA" by Fitch and "Aaa" by Moody's. It is a condition to the issuance of the Class B-1, Class B-2 and Class B-3 Certificates that they be rated at least "AA," "A" and "BBB" by Fitch, respectively.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

     The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

     The depositor has not requested a rating of the offered certificates by any rating agency other than Fitch and Moody's; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by either, or both, of Fitch and Moody's.

                               GLOSSARY OF TERMS


     Accretion Directed Certificates -- The Class A-1, Class A-2 and Class A-6 Certificates.

     Accretion Termination Date -- (a) For the Class A-3 Certificates, the earlier of: (x) the Cross-Over Date, and (y) the distribution date on which the class certificate balances of the Class A-2, Class A-6, Class A-7 and Class A-1 Certificates have been reduced to zero; and (b) for the Class A-7 Certificates, the earlier of (x) the Cross-Over Date, and (y) the distribution date on which the class certificate balance of the Class A-6 Certificates has been reduced to zero.

     Accrual Amount -- For each class of Accrual Certificates and each distribution date through the related Accretion Termination Date, an amount equal to the sum of (a) the Accrued Certificate Interest in respect of such Class of Accrual Certificates in accordance with priority first of the second paragraph under "Description of the Certificates -- Distributions on the Certificates -- Allocation of Available Funds," and (b) any available amounts allocable to such class in accordance with priority second under "Description of the Certificates -- Distributions on the Certificates -- Allocation of Available Funds," in each case on such distribution date.

     Accrual Certificates -- The Class A-3 and Class A-7 Certificates.

     Accrued Certificate Interest -- For any class of certificates entitled to distributions of interest for any distribution date will equal the interest accrued during the related interest accrual period at the applicable pass-through rate on the class certificate balance of such class of certificates immediately prior to such distribution date, less such class' share of any Net Interest Shortfall, the interest portion of any Excess Losses through the Cross-Over Date and, after the Cross-Over Date, the interest portion of Realized Losses, including Excess Losses.

     Allocable Share -- With respect to any class of subordinated certificates on any distribution date, such class's pro rata share (based on the class certificate balance of each class entitled thereto) of each of the components of the Subordinated Optimal Principal Amount described herein; provided, that, except as provided in the pooling and servicing agreement, no Class B Certificates (other than the Class B-1 Certificates) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date.

     Available Funds -- With respect to any distribution date, an amount equal to the sum of:

     . all scheduled installments of interest, net of the master servicing fee, the trustee fee and any amounts due to First Horizon in respect of excess spread as described in the second paragraph under the heading "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of Expenses," and all scheduled installments of principal due on the due date in the month in which the distribution date occurs and received before the related determination date, together with any advances in respect thereof;

     . all Insurance Proceeds and all Liquidation Proceeds during the calendar month before the distribution date, which in each case is the net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

     . all partial or full prepayments received during the related Prepayment Period, net of any Prepayment Interest Excess;

     . any Compensating Interest in respect of full prepayments received during the period from the sixteenth day of the month prior to the month of such distribution date through the last day of such month; and

     . any Substitution Adjustment Amount or the purchase price for any deleted mortgage loan or a mortgage loan repurchased by the seller or the master servicer as of such distribution date, reduced by amounts in reimbursement for advances previously made and other amounts that the master servicer is entitled to be reimbursed for out of the Certificate Account pursuant to the pooling and servicing agreement.

     Available Funds Allocation -- The allocation of Available Funds as described under "Distributions on the Certificates -- Allocation of Available Funds" in the prospectus supplement.

     Bankruptcy Loss Coverage Amount -- The aggregate amount of Realized Losses which may be allocated in connection with Deficient Valuations.

     Bankruptcy Losses -- Deficient Valuations or Debt Service Reductions.

     Certificate Account -- An account established and maintained by the master servicer, in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

     Class A-5 Percentage -- For any distribution date, the percentage (carried to six places rounded up) obtained by dividing (1) the aggregate class certificate balance of the Class A-5 Certificates immediately preceding such distribution date by (2) the aggregate class certificate balance of all classes of the certificates other than the Class PO Certificates immediately preceding such distribution date.

     Class A-5 Prepayment Distribution Percentage -- 0% through the distribution date in May 2005; 30% thereafter through the distribution date in May 2006; 40% thereafter through the distribution date in May 2007; 60% thereafter through the distribution date in May 2008; 80% thereafter through the distribution date in May 2009; and 100% thereafter.

     Class A-5 Principal Distribution Amount -- For any distribution date, the lesser of (i) the sum of:

          (a) the total of the amounts described in clauses (1) and (4) of the definition of Senior Optimal Principal Amount (determined without application of the Senior Percentage or the Senior Prepayment Percentage) for such date multiplied by the Class A-5 Scheduled Distribution Percentage for such date; and

          (b) the total of the amounts described in clauses (2), (3) and (5) of the definition of Senior Optimal Principal Amount (determined without application of the Senior Prepayment Percentage) for such date multiplied by the product of (x) the Class A-5 Prepayment Distribution Percentage for such date and (y) the Class A-5 Percentage for such date.

and (ii) 98.6% of the Senior Optimal Principal Amount.

     Notwithstanding the foregoing, (1) on the Group I Final Distribution Date, the Class A-5 Principal Distribution Amount will be increased by any Senior Optimal Principal Amount remaining after distributions of principal have been made on the Group I Senior Certificates, and (2) following the Group I Final Distribution Date, the Class A-5 Principal Distribution Amount will equal the Senior Optimal Principal Amount.

     Class A-5 Scheduled Distribution Percentage -- As to any distribution date, 0% through the distribution date in May 2005 and thereafter, the Class A-5 Percentage for such date.

     Class B Certificates -- The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, collectively.

     "Class PO Deferred Amount" -- With respect to any distribution date through the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Losses on a Discount mortgage loan allocated to the Class PO Certificates on such date, and (2) all amounts previously allocated to the Class PO Certificates in respect of such losses and not distributed to the Class PO Certificates on prior distribution dates.

     Class PO Deferred Payment Writedown Amount -- For any distribution date, the amount, if any, distributed on such date in respect of the Class PO Deferred Amount pursuant to priority fourth of the second paragraph under "Distributions on the Certificates -- Allocation of Available Funds" in the prospectus supplement. The Subordinated Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount will be allocated to the classes of subordinated certificates in inverse order of priority, until the class certificate balance of each such class has been reduced to zero.

     Class PO Principal Distribution Amount -- With respect to each distribution date, an amount equal to the sum of:

          (1) the applicable PO Percentage of all scheduled payments of principal due on each mortgage loan on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the applicable PO Percentage of the Stated Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the master servicer during the related Prepayment Period;

          (3) the applicable PO Percentage of all partial prepayments of principal received by the master servicer during the related Prepayment Period;

          (4) the applicable PO Percentage of the sum of (a) the net liquidation proceeds allocable to principal on each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (b), and (b) the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

          (5) the applicable PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan that has been replaced by the seller with a substitute mortgage loan pursuant to the Agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

     For purposes of clauses (2) and (5) above, the Stated Principal Balance of a mortgage loan will be reduced by the amount of any Deficient Valuation that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero.

     Class Prepayment Distribution Trigger -- For a class of Class B Certificates (other than the Class B-1 Certificates), any distribution date on which a fraction (expressed as a percentage), the numerator of which is the aggregate class certificate balance of such class and each class subordinate thereto, if any, and the denominator of which is the Pool Principal Balance with respect to such distribution date, equals or exceeds such percentage calculated as of the closing date.

     Code -- The Internal Revenue Code of 1986, as amended.

     Compensating Interest -- As to any distribution date and any mortgage loan that prepaid in full during the period from the sixteenth day of the month prior to the month of such distribution date through the last day of such month, an additional payment made by the master servicer, to the extent funds are available from the master servicing fee, equal to the amount of interest at the Net Mortgage Rate, for that mortgage loan from the date of the prepayment to the related due date; provided that such payment shall not exceed .0083% of the Pool Principal Balance as of the related determination date.

     Cross-over Date -- The distribution date on which the respective class certificate balances of the subordinated certificates have been reduced to zero.

     Debt Service Reduction -- With respect to any mortgage loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the scheduled payment for such mortgage loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

     Deficient Valuation -- With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

     Determination Date -- As to any distribution date, the earlier of (i) the third business day after the 15th day of each month, and (ii) the second business day prior to the related distribution date.

     Discount mortgage loan -- Any mortgage loan with a Net Mortgage Rate that is less than 7.75% per annum.

     Distribution Account -- An account established and maintained with the trustee on behalf of the certificateholders, into which the master servicer will deposit the Available Funds withdrawn from the Certificate Account.

     Excess Losses -- Any Deficient Valuation, Fraud Loss or Special Hazard Losses (each a type of Realized Loss), or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

     Fraud Loss Coverage Amount -- The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses.

     Fraud Losses -- Realized Losses incurred on defaulted mortgage loans as to which there was fraud, dishonesty or misrepresentation in the origination of the mortgage loans.

     First Horizon-- First Horizon Home Loan Corporation, a Kansas corporation and an indirect wholly owned subsidiary of First Tennessee National Corporation, a Tennessee corporation.

     Fitch -- Fitch IBCA, Inc. and its successors and/or assigns.

     Group I Final Distribution Date -- The distribution date on which the class certificate balance of each of the Group I Senior Certificates has been reduced to zero.

     Group I Senior Certificates -- The Class A-1, Class A-2, Class A-3, Class A-4, Class A-6, Class A-7 and Class AR Certificates, collectively.

     Insurance Proceeds -- All proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures.

     Liquidated mortgage loan -- A defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     Liquidation Proceeds -- All cash amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month before the distribution date.

     Moody's -- Moody's Investors Service, Inc. and its successors and/or assigns.

     Net Interest Shortfall -- For any distribution date, the sum of:

     . the amount of interest which would otherwise have been received for any mortgage loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses; and

     .    any Net Prepayment Interest Shortfalls.

     Net Interest Shortfalls on any distribution date will be allocated pro rata among all classes of certificates entitled to receive distributions of interest on that distribution date, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date before taking into account any reduction in that amounts resulting from that Net Interest Shortfalls.

     Net Mortgage Rate" or "NMR" -- With respect to a mortgage loan, the mortgage rate thereof, less the master servicing fee rate and the trustee fee rate with respect to the mortgage loan, expressed as a per annum percentage of its Stated Principal Balance.

     Net Prepayment Interest Shortfall -- For any distribution date, the amount by which the aggregate of Prepayment Interest Shortfalls during the applicable prepayment period applicable to that distribution date exceeds the available Compensating Interest, if any, for that period.

     Non-Discount mortgage loan -- Any mortgage loan with a Net Mortgage Rate that is equal to or greater than 7.75%.

     Non-Excess Loss -- Any Realized Loss other than an Excess Loss.

     Non PO Percentage -- (a) With respect to a Discount mortgage loan, the fraction, expressed as a percentage, equal to the NMR divided by 7.75%, and (b) with respect to any Non-Discount mortgage loan, 100%.

     OID -- Original issue discount.

     Original Subordinated Principal Balance -- The aggregate class certificate balance of the subordinated certificates as of the date of issuance of the certificates.

     Plan -- An employee benefit plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA or Section 4975 of the Code.

     Pool Principal Balance -- With respect to any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans outstanding on the due date in the month before the distribution date.

     PO Percentage -- (a) With respect to any Discount mortgage loan, the fraction, expressed as a percentage, equal to (7.75% - NMR) divided by 7.75%, and (b) with respect to any Non-Discount mortgage loan, 0%.

     Prepayment Interest Excess -- As to any principal prepayment in full received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment. All Prepayment Interest Excess shall be paid to the Master Servicer as additional master servicing compensation.

     Prepayment Interest Shortfall -- As to any distribution date, mortgage loan and principal prepayment received (a) during the period from the sixteenth day of the month preceding the month of such distribution date through the last day of such month, in the case of a principal prepayment in full, or (b) during the month preceding the month of such distribution date, in the case of a partial principal prepayment, the amount, if any, by which one month's interest at the related Net Mortgage Rate (exclusive of the trustee fee) on such principal prepayment exceeds the amount of interest actually paid by the borrower in connection with such principal prepayment.

     Prepayment Period -- (a) With respect to any mortgage loan that was the subject of a voluntary prepayment in full and any distribution date, the period from the sixteenth day of the month preceding the month of such distribution date (or, in the case of the first distribution date, from the Cut-off Date) through the fifteenth day of the month of such distribution date, and (b) with respect to any other unscheduled prepayment of principal of any mortgage loan and any distribution date, the calendar month preceding the month of such distribution date.

     PTE -- A prohibited transaction exemption issued by the U.S. Department of Labor.

     Realized Loss -- (a) for a Liquidated mortgage loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such mortgage loan and the related mortgaged property; and (b) for any mortgage loan, a Deficient Valuation.

     Regular Certificates -- All classes of certificates, other than the Class A-R Certificates.

     Relief Act Reduction -- A reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940.

     Senior Final Distribution Date -- For any class of senior certificates, the distribution date on which the class certificate balance of such class of senior certificates (other than the Class PO Certificates) has been reduced to zero.

     Senior Optimal Principal Amount -- With respect to each distribution date, an amount equal to the sum of:

          (1) the Senior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each mortgage loan on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

          (3) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period;

          (4)  the lesser of:

               (a) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (x) the net liquidation proceeds allocable to principal on each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (y), and (y) the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

               (b) (i) the Senior Percentage of the applicable Non-PO Percentage of the sum of (x) the Stated Principal Balance of each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (y), and (y) the Stated Principal Balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy minus (ii) the Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) during the related Prepayment Period; and

          (5) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan that has been replaced by the seller with a substitute mortgage loan pursuant to the Agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

     Senior Percentage -- On any distribution date, the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate class certificate balances of all classes of senior certificates (other than the Class PO Certificates) immediately preceding such distribution date by the aggregate class certificate balances of all classes of the certificates (other than the Class PO Certificates) immediately preceding such distribution date.

     Senior Prepayment Percentage -- On any distribution date occurring during the periods set forth below, the Senior Prepayment Percentages described below:

-------------------------------------------------------------------------------------------------
 Period (Dates Inclusive)                         Senior Prepayment Percentage
-------------------------------------------------------------------------------------------------
June 2000 - May 2005               100%
-------------------------------------------------------------------------------------------------
June 2005 - May 2006               Senior Percentage plus 70% of the Subordinated Percentage
-------------------------------------------------------------------------------------------------
June 2006 - May 2007               Senior Percentage plus 60% of the Subordinated Percentage
-------------------------------------------------------------------------------------------------
June 2007 - May 2008               Senior Percentage plus 40% of the Subordinated Percentage
-------------------------------------------------------------------------------------------------
June 2008 - May 2009               Senior Percentage plus 20% of the Subordinated Percentage
-------------------------------------------------------------------------------------------------
June 2009 and thereafter           Senior Percentage
-------------------------------------------------------------------------------------------------

     Notwithstanding the foregoing, if the Senior Percentage on any distribution date exceeds the initial Senior Percentage, the Senior Prepayment Percentage for such distribution date will equal 100%.

     In addition, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any distribution date unless, as of the last day of the month preceding such distribution date, either:

          (A)(1) the aggregate Stated Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) does not exceed 50% of the aggregate class certificate balance of the subordinated certificates as of such date; and

          (2) cumulative Realized Losses do not exceed:

               (a) 30% of the Original Subordinated Principal Balance if such distribution date occurs between and including June 2005 and May 2006;

               (b) 35% of the Original Subordinated Principal Balance if such distribution date occurs between and including June 2006 and May 2007;

               (c) 40% of the Original Subordinated Principal Balance if such distribution date occurs between and including June 2007 and May 2008;

               (d) 45% of the Original Subordinated Principal Balance if such distribution date occurs between and including June 2008 and May 2009; and

               (e) 50% of the Original Subordinated Principal Balance if such distribution date occurs during or after June 2009; or

          (B)(1) the aggregate Stated Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last three months, as a percentage of the aggregate Stated Principal Balance of all mortgage loans averaged over the last three months, does not exceed 4%; and

          (2) cumulative Realized Losses do not exceed:

               (a) 10% of the Original Subordinated Principal Balance if such distribution date occurs between and including June 2005 and May 2006;

               (b) 15% of the Original Subordinated Principal Balance if such distribution date occurs between and including June 2006 and May 2007;

               (c) 20% of the Original Subordinated Principal Balance if such distribution date occurs between and including June 2007 and May 2008;

               (d) 25% of the Original Subordinated Principal Balance if such distribution date occurs between and including June 2008 and May 2009; and

               (e) 30% of the Original Subordinated Principal Balance if such distribution date occurs during or after June 2009.

     SPA -- The Standard Prepayment assumption, a prepayment standard or model which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans.

     Special Hazard Loss Coverage Amount -- The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses.

     Special Hazard Losses -- A Realized Loss incurred, to the extent that the loss was attributable to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses do not include losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under some circumstances, nuclear reaction, chemical contamination or waste by the mortgagor.

     Stated Principal Balance -- For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time, before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period, after giving effect to any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the due date and irrespective of any delinquency in payment by the related mortgagor.

     Structuring Assumptions -- The assumed characteristics of the mortgage loans used for purposes of estimating the weighted average lives of the certificates, as listed on pages S-42 and S-43.

     Subordinated Certificate Writedown Amount -- As of any distribution date, the amount by which (a) the sum of the class certificate balances of all of the certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the class certificate balances of all of the certificates on such distribution date, exceeds (b) the Pool Principal Balance on the first day of the month of such distribution date less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

     Subordinated Optimal Principal Amount -- With respect to each distribution date, an amount equal to the sum of the following (but in no event greater than the aggregate class certificate balances of the subordinated certificates immediately prior to such distribution date):

          (1) the Subordinated Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding mortgage loan on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the master servicer during the related Prepayment Period;

          (3) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the related Prepayment Period, plus, on the Senior Final Distribution Date, 100% of any Senior Optimal Principal Amount remaining undistributed on such date;

          (4) the amount, if any, by which the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan, other than mortgage loans described in clause (b) and (b) the applicable Non-PO Percentage of the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy exceeds (c) the sum of the amounts distributable to the senior certificateholders (other than the holders of the Class PO Certificates) under clause (4) of the definition of Senior Optimal Principal Amount on such distribution date; and

          (5) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan that has been replaced by the seller with a substitute mortgage loan pursuant to the Agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

     Subordinated Percentage -- For any distribution date, 100% minus the Senior Percentage.

     Subordinated Prepayment Percentage -- For any distribution date, 100% minus the Senior Prepayment Percentage.

     Substitution Adjustment Amount -- The amount by which the principal balance of a substituted mortgage loan exceeds the principal balance of a replacement mortgage loan.

     Unanticipated Recovery -- Any amount recovered by the Master Servicer in respect of principal of a mortgage loan which had previously been allocated as a Realized Loss to one or more classes of certificates.

     Underwriting Agreement -- The underwriting agreement by and among Lehman Brothers Inc., First Horizon Asset Securities Inc. and First Horizon Home Loan Corporation.

     Underwritten Certificates -- The senior certificates, other than the Class PO Certificates, and the Class B-1, Class B-2 and Class B-3 Certificates.

PROSPECTUS

                      First Horizon Asset Securities Inc.
                                   Depositor

                      Mortgage Pass-Through Certificates
                             (Issuable in Series)


--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page 6 of this prospectus.
--------------------------------------------------------------------------------

                                  The Trusts

      The depositor will periodically establish trusts to issue certificates representing interests in the related trust fund. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of

   . first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

   . mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

   . private mortgage-backed securities backed by first lien mortgage loans secured by one-to four-family residential properties or participations in that type of loan.

The Certificates

      The depositor will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

Underwriting

      The certificates may be offered to the public through several different methods, including offerings through underwriters.

      The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                April 26, 2000

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Important notice about information in this prospectus and each accompanying prospectus
      supplement...............................................................................................   5

RISK FACTORS...................................................................................................   6

THE TRUST FUND.................................................................................................  16
      The Mortgage Loans -- General............................................................................  18
      Agency Securities........................................................................................  22
      Private Mortgage-Backed Securities.......................................................................  24
      Substitution of Mortgage Assets..........................................................................  26
      Pre-Funding Arrangements.................................................................................  26
      Available Information....................................................................................  27
      Incorporation of Certain Documents by Reference..........................................................  28

USE OF PROCEEDS................................................................................................  28

THE DEPOSITOR..................................................................................................  28

THE MASTER SERVICER............................................................................................  29

MORTGAGE LOAN PROGRAM..........................................................................................  29
      Underwriting Standards...................................................................................  29
      Qualifications of Sellers................................................................................  33
      Representations by Sellers; Repurchases..................................................................  33

DESCRIPTION OF THE CERTIFICATES................................................................................  35
      General..................................................................................................  37
      Distributions on Certificates............................................................................  39
      Advances.................................................................................................  41
      Reports to Certificateholders............................................................................  42
      Categories of Classes of Certificates....................................................................  43
      Indices Applicable to Floating Rate and Inverse Floating Rate Classes ...................................  47
      Book-Entry Certificates..................................................................................  51

CREDIT ENHANCEMENT.............................................................................................  53
      General..................................................................................................  53

      Subordination............................................................................................  54
      Mortgage Pool Insurance Policies.........................................................................  55
      Special Hazard Insurance Policies........................................................................  57
      Bankruptcy Bonds.........................................................................................  58
      Reserve Fund.............................................................................................  58
      Cross Support............................................................................................  59
      Insurance Policies, Surety Bonds and Guaranties..........................................................  60
      Over-Collateralization...................................................................................  60

YIELD AND PREPAYMENT CONSIDERATIONS............................................................................  60

THE POOLING AND SERVICING AGREEMENT............................................................................  62
      Assignment of Mortgage Assets............................................................................  62
      Payments on Mortgage Assets; Deposits to Certificate Account ............................................  65
      Collection Procedures....................................................................................  68
      Hazard Insurance.........................................................................................  70
      Realization Upon Defaulted Mortgage Loans................................................................  71
      Servicing and Other Compensation and Payment of Expenses.................................................  76
      Evidence as to Compliance................................................................................  77
      List of Certificateholders...............................................................................  78
      Matters Regarding the Master Servicer and the Depositor .................................................  78
      Events of Default........................................................................................  79
      Rights Upon Event of Default.............................................................................  80
      Amendment................................................................................................  80
      Termination; Optional Termination........................................................................  82
      The Trustee..............................................................................................  82

LEGAL ASPECTS OF THE MORTGAGE LOANS ...........................................................................  82
      General..................................................................................................  83
      Foreclosure/Repossession.................................................................................  84
      Rights of Redemption.....................................................................................  87
      Anti-Deficiency Legislation and Other Limitations on Lenders ............................................  87
      Environmental Risks......................................................................................  88
      Due-on-Sale Clauses......................................................................................  90
      Prepayment Charges.......................................................................................  90
      Applicability of Usury Laws..............................................................................  91
      Soldiers' and Sailors' Civil Relief Act..................................................................  91

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ......................................................................  91
      General..................................................................................................  92
      Non-REMIC Certificates...................................................................................  92
      REMIC Certificates....................................................................................... 102
      Prohibited Transactions and Other Taxes.................................................................. 117

      Liquidation and Termination.............................................................................. 118
      Administrative Matters................................................................................... 118
      Tax-Exempt Investors..................................................................................... 119
      Non-U.S. Persons......................................................................................... 119
      Tax-Related Restrictions on Transfers of Residual Certificates .........................................  119

STATE TAX CONSIDERATIONS......................................................................................  122

ERISA CONSIDERATIONS..........................................................................................  122
      PTE 83-1................................................................................................  123
      Underwriter Exemptions..................................................................................  125
      Insurance Company General Accounts......................................................................  127
      Other Exemptions........................................................................................  128
      Consultation with Counsel...............................................................................  128

LEGAL INVESTMENT..............................................................................................  128

METHOD OF DISTRIBUTION........................................................................................  130

LEGAL MATTERS.................................................................................................  131

FINANCIAL INFORMATION.........................................................................................  131

RATING........................................................................................................  131

GLOSSARY OF TERMS.............................................................................................  132

Important notice about information in this prospectus and each accompanying prospectus supplement

     Information about each series of certificates is contained in two separate documents:

        . this prospectus, which provides general information, some of which may not apply to a particular series; and

        . the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

        The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

        You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus.

                          __________________________

        If you require additional information, the mailing address of our principal executive offices is First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063 and the telephone number is (214) 441-4000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Documents by Reference" beginning on page 28.

                          __________________________

                                 RISK FACTORS

         You should carefully consider the following information since it identifies significant risks associated with an investment in the offered certificates.

Credit enhancement may not
  be sufficient to protect you
  from losses.......................... With respect to each series of certificates, credit enhancement may be
                                        provided in limited amounts to cover
                                        losses on the underlying mortgage loans.
                                        The types of losses to be covered by
                                        credit enhancement may include special
                                        hazard, bankruptcy and fraud losses and
                                        will be described in the related
                                        prospectus supplement.

                                        Regardless of the form of credit
                                        enhancement provided:

                                        .    the amount of coverage will be
                                             limited in amount and in most cases
                                             will be subject to periodic
                                             reduction in accordance with a
                                             schedule or formula established or
                                             approved by the rating agencies;

                                        .    all or a portion of the credit
                                             enhancement for any series of
                                             certificates will generally be
                                             permitted to be reduced, terminated
                                             or substituted for if each
                                             applicable rating agency indicates
                                             that the then- current ratings will
                                             not be adversely affected.

                                        If losses exceed the amount of coverage
                                        provided by any credit enhancement or
                                        losses of a type not covered by any
                                        credit enhancement occur, losses will be borne by the holders of one or more classes of certificates, as described in the related prospectus supplement.

                                        Neither the depositor, the seller, the
                                        master servicer, the trustee nor any of
                                        their affiliates will have any
                                        obligation to replace or supplement any
                                        credit enhancement.

                                        See "Credit Enhancement."

A reduction of the ratings on
  your certificates may adversely
  affect their value and
  marketability........................ A rating agency may lower or withdraw the rating of any class of certificates
                                        following its initial issuance as a
                                        result of the downgrading of the
                                        obligations of any applicable credit
                                        support provider or as a result of
                                        losses on the related mortgage loans in
                                        excess of the levels contemplated by the rating agency at the time of its initial rating analysis.

                                        Neither the depositor, any seller, the
                                        master servicer, the trustee nor any of
                                        their affiliates will have any
                                        obligation to maintain any rating of any class of certificates. If a rating on any class of certificates, including your certificates, is lowered or withdrawn, the value and marketability of your certificates may decline.

                                        See "Rating."

Limited assets are available
  for payment of the certificates...... The applicable prospectus supplement may provide that certificates will be
                                        payable from other trust funds in
                                        addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a certificateholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, some assets of the trust fund may be released and paid out to other persons, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                        You will not have any recourse against
                                        the depositor or any servicer if you do
                                        not receive a required distribution on
                                        the certificates. You will only have
                                        recourse against the assets of the trust fund for another series of certificates if the applicable prospectus supplement so provides. The certificates will not represent an interest in the depositor, any servicer, any seller to the depositor, or any one else except the trust fund.

The obligations of the depositor,
  the master servicer and a seller to
  a trust fund are limited............. The only obligation of the depositor to a trust fund comes from representations
                                        and warranties made by it about assets
                                        transferred to the trust fund. If one or more of these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. The depositor does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be: funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

                                        The only obligation of the master
                                        servicer to a trust fund, other than its master servicing obligations, comes from representations and warranties made by it in connection with its loan servicing activities. If one or more of these representations and warranties turn out to be untrue, the master servicer may be required to repurchase some of the loans. However, the master servicer may not have the financial ability to make the required repurchase.

                                        The only obligations that a seller will
                                        have to a trust fund come from
                                        representations and warranties made by
                                        it in connection with its sale of the
                                        loans to the depositor and its
                                        obligation to deliver the related loan
                                        documents to the depositor. If one or
                                        more of these
                                        representations and warranties turn out
                                        to be untrue, or the seller fails to
                                        deliver required documents, it may be
                                        required to repurchase some of the
                                        loans. However, the seller may not have
                                        the financial ability to make the
                                        required repurchase.

You may have difficulty reselling
  your certificates due to a lack
  of a secondary market, fluctuating
  market values or periods of
  illiquidity.......................... No market for any of the certificates will exist before they are issued. We
                                        cannot assure you that a secondary
                                        market will develop or, if it develops,
                                        that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired return or yield to maturity. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future.

                                        Illiquidity can have a severely adverse
                                        effect on the prices of securities that
                                        are especially sensitive to prepayment,
                                        credit, or interest rate risk.
                                        Illiquidity can also have an adverse
                                        effect on the price of securities that
                                        have been structured to support other
                                        classes of certificates or that have
                                        been structured to meet the investment
                                        requirements of limited categories of
                                        investors. For example, a particular
                                        investor may require a security with a
                                        specified maturity date, a call
                                        protection feature, or a specific type
                                        of amortization feature. The unique
                                        nature of the security may inhibit its
                                        marketability to other investors.

Book-entry certificates may
  experience decreased liquidity
  and payment delays................... Because you can generally effect transactions in book-entry certificates
                                        only through DTC and its direct and
                                        indirect participants:

                                        .    your ability to pledge book-entry
                                             certificates to someone who does
                                             not participate in the DTC
                                             system, or to otherwise act with
                                             respect to the book-entry
                                             certificates, may be limited due to
                                             the lack of a physical certificate;

                                        .    you may experience delays in your
                                             receipt of payments on book-entry
                                             certificates because distributions
                                             will be made by the master
                                             servicer, or a paying agent on
                                             behalf of the master servicer, to
                                             the DTC; and

                                        .    the liquidity of book-entry
                                             certificates in any secondary
                                             trading market that may develop may
                                             be limited because investors may be
                                             unwilling to purchase securities
                                             for which they cannot obtain
                                             delivery of physical certificates.

                                        See "Description of the Certificates--
                                        Book-Entry Certificates."

The yield to maturity on your
  certificates may be affected by
  various factors...................... The yield to maturity on your certificates will depend on a variety of factors, including:

                                             .   the rate and timing of
                                                 principal payments on the
                                                 mortgage loans, including
                                                 prepayments, defaults and
                                                 liquidations, and repurchases
                                                 due to breaches of
                                                 representations or warranties;

                                             .   the pass-through rate for that
                                                 class;

                                             .   interest shortfalls due to
                                                 mortgagor prepayments; and

                                             .   the purchase price of that
                                                 class.

                                        In general, if you purchase a class of
                                        certificates at a price higher than its
                                        outstanding principal balance and
                                        principal is distributed on the class
                                        faster than you assumed at the time of
                                        your purchase, the yield on your
                                        certificates will be lower than
                                        anticipated. Conversely, if you purchase a class of certificates at a price lower than its outstanding principal balance and principal is distributed on the class more slowly than you assumed at the time of your purchase, the yield on your certificates will be lower than anticipated.

                                        See "Yield and Prepayment
                                        Considerations."

Geographic concentration of
  mortgaged  properties may affect
  the yield on your certificates....... The yield to maturity on your certificates may be affected by the
                                        geographic concentration of the
                                        mortgaged properties securing the
                                        mortgage loans.

                                        Various geographic regions of the United
                                        States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

                                        In addition, California, Florida, Texas
                                        and several other regions have
                                        experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values.

                                        Any deterioration in housing prices in
                                        the states in which there is a
                                        significant concentration of mortgaged
                                        properties, as well as the other states
                                        in which the mortgaged properties are
                                        located, and any deterioration of
                                        economic conditions in those states
                                        which adversely affects the ability of
                                        borrowers to make payments on the
                                        mortgage loans may increase the
                                        likelihood of losses on the mortgage
                                        loans. Losses, if they occur, may have
                                        an adverse effect on the yield to
                                        maturity of your certificates,
                                        especially if they are subordinated
                                        certificates. The states and geographic
                                        areas where there are significant
                                        concentrations of mortgaged properties
                                        will be identified in the prospectus
                                        supplement under "The Mortgage Pool."

Declines in property values may
  adversely affect your certificates... The value of the properties underlying the loans held in the trust fund may
                                        decline over time. Among the factors
                                        that could adversely affect the value of the properties are:

                                       .     an overall decline in the
                                             residential real estate market in
                                             the areas in which they are
                                             located,

                                       .     a decline in their general
                                             condition from the failure of
                                             borrowers to maintain their
                                             property adequately, and

                                       .     natural disasters that are not
                                             covered by insurance, such as
                                             earthquakes and floods.

                                        If property values decline, the actual
                                        rates of delinquencies, foreclosures,
                                        and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. The holders of one or more classes of certificates will bear all or a portion of these losses if they are not otherwise covered by a credit enhancement.

Delays in liquidation of mortgaged
  property and the effect of
  anti-deficiency legislation may
  adversely affect the distributions
  on your certificates................. Even if the properties underlying the loans held in the trust fund provide
                                        adequate security for the loans,
                                        substantial delays could occur before
                                        defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede our ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                        See "Legal Aspects of the Mortgage
                                        Loans--Foreclosure/Repossession" and "--
                                        Anti-Deficiency Legislation and Other
                                        Limitations on Lenders."

Losses on balloon payment
  mortgages are borne by your
  certificates......................... Some of the mortgage loans may not be fully amortizing over their terms to
                                        maturity and, thus, will require balloon payments at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the condition of the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. The holders of one or more classes of certificates will bear any losses on these loans that are not otherwise covered by a form of credit enhancement.

Violations of consumer protection laws
  may adversely affect your
  certificates......................... Violations of state or federal consumer protection laws may limit the ability of the master servicer to collect the principal or interest on the loans held in the trust, and in addition could subject the trust to damages and administrative enforcement. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

                                        See "Legal Aspects of the Mortgage
                                        Loans".

Violations of environmental laws
  may adversely affect your
  certificates......................... The trust, as owner of mortgaged property, may be subjected to fines and
                                        penalties as a result of a failure to
                                        comply with federal, state, and local
                                        environmental laws and regulations.

                                        In some states, a lien on the property
                                        due to contamination has priority over
                                        the lien of an existing mortgage. Also,
                                        a mortgage lender may be held liable as
                                        an owner or operator for costs
                                        associated with the release of petroleum from an underground storage tank under some circumstances. If the trust were to be considered the owner or operator of a property by virtue of its ownership of the related mortgage loan, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

                                        The holders of one or more classes of
                                        certificates will bear all or a portion
                                        of any losses in respect of mortgage
                                        loans that result from the application
                                        of environmental laws, to the extent
                                        those losses are not otherwise covered
                                        by a credit enhancement.

                                        See "Legal Aspects of the Mortgage
                                        Loans--Environmental Risks".

Bankruptcy of the depositor or a
  seller may affect the timing and
  amount of distributions on your
  certificates ........................ Neither the United States Bankruptcy
                                        Code nor similar applicable state
                                        insolvency laws prohibit the depositor
                                        from filing a voluntary application for
                                        relief. However, the transactions
                                        contemplated by this prospectus and the
                                        related prospectus supplement will be
                                        structured so that the voluntary or
                                        involuntary application for relief under the United States Bankruptcy Code or state insolvency laws by the depositor is unlikely and any bankruptcy filing by a seller which is an affiliate of the depositor from whom the depositor acquires the mortgage loans should not result in consolidation of the assets and liabilities of the depositor with those of the seller. These steps include the creation of the depositor as a separate, limited purpose finance corporation, the certificate of incorporation of which contains limitations on the nature of the depositor's business and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under the United States Bankruptcy Code or state insolvency laws without the prior unanimous affirmative vote of all its directors. However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of its parent, First Horizon Home Loan Corporation.

                                        Each seller will transfer its related
                                        mortgage loans to the depositor and the
                                        depositor will transfer the mortgage
                                        loans to the related bankruptcy remote
                                        trust. If a seller were to become a
                                        debtor in a bankruptcy case, a creditor, a trustee or the debtor itself may take the position that the contribution or transfer of the mortgage loans by the seller to the depositor should be characterized as a pledge of the mortgage loans to secure the debtor's borrowing, with the result that the depositor is deemed to be a creditor of the seller, secured by a pledge of the applicable mortgage loans. If such an attempt were successful, delays in payments of collections on the mortgage loans could occur or reductions in the amount of payments could result, or the trustee in bankruptcy could elect to accelerate payment of the obligation to the depositor and liquidate the mortgage loans.

                                        If required by the rating agencies,
                                        Andrews & Kurth L.L.P. will render a
                                        reasoned opinion to the effect that, in
                                        a bankruptcy or insolvency proceeding
                                        involving the depositor, as debtor, a
                                        bankruptcy court would treat the sale of the mortgage assets from the depositor to the trust as a true sale and not a financing transaction and thus the mortgage assets would not be included in the depositor's bankruptcy estate.

                                THE TRUST FUND

     Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund. Similarly, the term pass-through rate will refer to the pass- through rate borne by a class of certificates of one specific series and the term trust fund will refer to one specific trust fund. In addition, certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined under "Glossary of Terms" beginning on page 133.

     This prospectus relates to mortgage pass-through certificates which may be sold from time to time in one or more series by the depositor, First Horizon Asset Securities Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will consist of any one or more of the following types of assets:

     .    the Mortgage Assets;

     . amounts held from time to time in the Certificate Account or any other account established for that series;

     .    mortgaged property related to the Mortgage Assets;

     . any reserve fund for that series, if specified in the related prospectus supplement;

     . the depositor's rights under the pooling and servicing agreement and any subservicing agreements relating to mortgage loans in the trust;

     . any primary mortgage insurance policies relating to mortgage loans in the trust;

     . any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the series;

     . permitted investments held in the Certificate Account or any other account established for that series, or any guaranteed investment contract for the investment of those funds; and

     . any other instrument or agreement relating to the trust and described in the related prospectus supplement, which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association.

     Some of the items listed above may be held outside of the trust. The value of any guaranteed investment contract held by a trust will not exceed 10% of the total assets of the trust.

     Any Retained Interests which are received on a private mortgage-backed security or mortgage loan comprising the Mortgage Assets for a series will not be included in the trust for that series. Instead, that Retained Interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

     The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations.

     The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans that are not insured or guaranteed by any governmental agency. The mortgage loans may also be insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

     The certificates will be entitled to payment from the assets of the related trust fund or from other assets pledged for the benefit of the certificateholders but held outside of the related trust as specified in the related prospectus supplement. The certificates will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program -- Underwriting Standards" or as otherwise described in a related prospectus supplement.

     The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A maximum of 5% of the Mortgage Assets as they will be constituted at the time that the applicable detailed description of Mortgage Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement, other than the aggregate number or amount of mortgage loans. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement that is delivered to the trustee upon delivery of the certificates.

The Mortgage Loans -- General

     The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with loan-to-value ratios greater than 80% may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement. The loan-to-value ratio of a mortgage loan will generally not exceed 95%.

     The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

     . Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index which will be specified in the related prospectus supplement, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

     . Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

     . Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     . The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for a specified period, which is called a lockout period. Some mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or a transfer of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

     . the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

     . the type of property securing the mortgage loans, including separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes,

     .    the original terms to maturity of the mortgage loans,

     . the largest principal balance and the smallest principal balance of any of the mortgage loans,

     . the earliest origination date and latest maturity date of any of the mortgage loans,

     . the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

     .    the maximum and minimum per annum mortgage rates, and

     . the geographical distribution of the mortgage loans. If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

     The loan-to-value ratio of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The maximum loan-to-value ratio for the mortgage loans included in a trust fund for a series of certificates will be specified in the related prospectus supplement.

     The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

     The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain representations and warranties from the sellers and to assign the depositor's rights with respect to the representations and warranties to the trustee for the series of certificates. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist primarily of its contractual servicing obligations under the related pooling and servicing agreement. Those obligations include the master servicer's obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan
Program -- Representations by Sellers; Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

     The mortgage loans may consist of deeds of trust or participations or other beneficial interests in mortgage loans, deeds of trust or participations, secured by first liens on one- to four- family residential properties. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other types of dwelling units that may be specified in the related prospectus supplement. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

     The Mortgage Assets of a trust fund may also include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings.

     The Mortgage Assets of a trust fund may include mortgage participation certificates evidencing interests in mortgage loans. If those mortgage participation certificates were issued by an issuer that is not affiliated with the depositor, the depositor must have acquired them in a bona fide secondary market transaction or they must either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

Agency Securities

     Agency securities are mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. All of the agency securities will be registered in the name of the trustee or its nominee or, in the case of agency securities issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. The financial intermediary may be the same entity as the trustee for a series of certificates. Each agency security will evidence an interest in a pool of mortgage loans or cooperative loans and in principal distributions and interest distributions on those loans.

     The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.

     In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a trust fund and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a trust fund.

     Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae Certificate relating to a series, which may be a "Ginnie Mae I Certificate" or a "Ginnie Mae II Certificate" as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by

Ginnie Mae. The characteristics of any Ginnie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

     Freddie Mac. Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac Certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

     Freddie Mac Certificates. Each Freddie Mac Certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, FHA Loans or VA Loans purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the related prospectus supplement, are secured by five or more family residential properties. The characteristics of any Freddie Mac Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

     Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. S.1716 et. seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

     Fannie Mae Certificates. Each Fannie Mae Certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae Certificates will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA Loans or VA Loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae Certificates included in the trust fund for a series of certificates will be set forth in the related prospectus supplement.

Private Mortgage-Backed Securities

     Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of private mortgage- backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and certain characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

     .    the payment features of the mortgage loans,

     . the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

     . the servicing fee or range of servicing fees with respect to the mortgage loans and

     . the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     . the maximum original term-to-stated maturity of the private mortgage-backed securities;

     . the weighted average term-to stated maturity of the private mortgage-backed securities;

     . the pass-through or certificate rate of the private mortgage-backed securities;

     . the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     . the issuer, the servicer and the trustee of the private mortgage-backed securities;

     . certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     . the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

          . the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

          Private mortgage-backed securities included in the trust fund for a series of certificates that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

Substitution of Mortgage Assets

          Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

Pre-Funding Arrangements

          If specified in the prospectus supplement for a series, the related pooling and servicing agreement will provide for a Pre-Funding Arrangement. With respect to a series, the Pre-Funding Arrangement will require that any Subsequent mortgage loans to be included in the related trust fund generally conform to the underwriting requirements of the mortgage loans already included in the trust fund and satisfy any additional requirements and conditions that may be described in the applicable prospectus supplement. If a Pre-Funding Arrangement is utilized in connection with the issuance of a series of certificates, on the closing date the trustee will be required to deposit all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of certificates of the series into a Prefunding Account; and, subsequently, the depositor will acquire Subsequent mortgage loans from the seller in exchange for the release of money from the Pre- Funding Account for the series. In addition, the Pre-Funding Arrangement will be limited to a specified funding period, not to exceed 90 days from the closing date, during which time any transfers of Subsequent mortgage loans must occur and to a maximum deposit to the related Pre- Funding Account of no more than twenty-five percent (25%) of the aggregate proceeds received from the sale of all classes of certificates of the series.

          If all of the funds originally deposited in the Pre-Funding Account are not used by the end of the funding period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of certificates as specified in the related prospectus supplement. Although it is intended that the principal amount of Subsequent mortgage loans to be included in the related trust fund after the closing date for the issuance of any particular series will require application of substantially all of the funds in the Pre-Funding Account, and it is not anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-

Funding Account in reduction of the principal balances of any certificates, no assurance can be given that a distribution with respect to the certificates will not occur on the first distribution date after the end of the funding period. In any event, it is unlikely that the depositor will be able to deliver Subsequent mortgage loans with aggregate principal balances that exactly equal the amount on deposit in the Pre-Funding Account, and the remaining amounts in the Pre-Funding Account at the end of the related funding period, if any, will be distributed in reduction of the principal balance of the certificates of the related series, as set forth in related prospectus supplement.

         As may be further specified in the related prospectus supplement, amounts on deposit in the Pre-Funding Account will be invested in short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each rating agency rating the applicable series of certificates. To the extent that permitted investments consist of debt obligations, they will be either registered or exempt from registration under the Securities Act.

         The utilization of a Pre-Funding Arrangement is intended to improve the efficiency of the issuance of a series of certificates and the sale and assignment of the mortgage loans to the trust by allowing the depositor to deliver to the trust some of the mortgage loans on the closing date and the Subsequent mortgage loans from time to time during the related funding period. These incremental deliveries allow for the issuance of a larger principal amount of certificates for a series than would otherwise be the case without a Pre-Funding Arrangement.

         A Pre-Funding Arrangement can affect the application of the requirements under ERISA. See "ERISA Considerations."

Available Information

         The depositor has filed with the SEC a Registration Statement with respect to the certificates under the Securities Act. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

         This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference

         All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus or in the accompanying prospectus supplement or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

         The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon the person's request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus. The trustee will not be required to provide exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Document requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                USE OF PROCEEDS

         The depositor will use the net proceeds from the sale of the certificates to purchase the Mortgage Assets or for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

         The depositor was incorporated on March 9, 1999 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in Mortgage Assets or bonds secured by Mortgage Assets. The depositor is a wholly owned subsidiary of First Horizon Home Loan Corporation ("First Horizon"). The depositor maintains its principal office at 4000 Horizon Way, Irving, Texas 75063. Its telephone number is (214) 441-4000.

         Neither the depositor nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

                              THE MASTER SERVICER

         First Horizon, an affiliate of the depositor, will be the master servicer of the mortgage loans under the applicable pooling and servicing agreement. First Horizon may have other business relationships with the depositor or the depositor's affiliates. First Horizon is an indirect wholly owned subsidiary of First Tennessee National Corporation, a Tennessee corporation incorporated in 1968 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. First Horizon is not a party to any legal proceedings that could have a material impact on its ability to service the mortgage loans under the pooling and servicing agreement.

         First Horizon maintains its principal office at 4000 Horizon Way, Dallas, Texas 75063. Its telephone number is (214) 441-4000. For more specific information regarding First Horizon, see "Servicing of Mortgage Loans -- The Master Servicer" in the prospectus supplement.

                             MORTGAGE LOAN PROGRAM

         The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more sellers. The applicable prospectus supplement may specify that the mortgage loans acquired by the depositor will have been originated under different criteria than First Horizon's underwriting criteria, but if it does not, the mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under "Underwriting Standards".

Underwriting Standards

         General Standards. First Horizon's underwriting standards with respect to certain mortgage loans will generally conform to those published in the Guide. The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates. The mortgage loans may be underwritten by First Horizon or by a designated third party. See " -- Qualifications of Sellers." First Horizon may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

         First Horizon's underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

         The level of review by First Horizon, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including

         .    factors relating to the  experience and status of the Seller,

         . characteristics of the specific mortgage loan, including the principal balance, the loan-to- value ratio, the loan type or loan program, and

         . the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to First Horizon).

         Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the Mortgage Loans may be originated and reviewed may provide that qualification for the loan, or the availability of certain loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

         First Horizon's underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by First Horizon. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

         Guide Standards. The following is a brief description of the underwriting standards set forth in the Guide for First Horizon's alternative documentation loan programs. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, First Horizon generally obtains a verbal verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a mortgage loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

         Information with respect to the credit scores for the mortgage loans underlying a series of certificates may be supplied in the related prospectus supplement. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, credit scores may be obtained by First Horizon after the origination of a mortgage loan if the seller does not provide a credit score to First Horizon. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

         The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. For example, a borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the related prospectus supplement.

         Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet its monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and its other financial obligations and monthly living expenses. First Horizon will generally underwrite adjustable rate mortgage loans, buy-down mortgage loans, graduated payment mortgage loans and certain other mortgage loans on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase, even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM Loan or certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable index and note margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either adjustable rate mortgage loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of the mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the balloon amount will generally depend on the borrower's ability to obtain refinancing or to sell the mortgaged property before the maturity of the balloon loan, and there can be no assurance that the borrower will be able to refinance or sell the mortgaged property before the balloon loan matures.

         If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, as set forth in the Guide. These programs permit certain mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the mortgaged property may not be required if the refinanced mortgage loan was originated up to approximately 24 months before the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, the mortgagor may be permitted to borrow up to 105% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

         The underwriting standards set forth in the Guide will be varied in appropriate cases, including limited or reduced documentation programs. Certain limited documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a limited documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

         To the extent the seller fails or is unable to repurchase any mortgage loan due to a breach of a representation and warranty, neither the depositor, First Horizon nor any other entity will be so obligated. Furthermore, to the extent that the appraised value of a mortgaged property has declined, the actual loan-to-value ratio with respect to the related mortgage loan will be higher than the loan- to-value ratio referenced in the related prospectus supplement.

         In its evaluation of mortgage loans which have more than twelve months of payment experience, First Horizon generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans. Mortgage loans seasoned for over twelve months may be underwritten for purchase by First Horizon based on the borrower's credit score and payment history, with no current income verification, and under an alternative property valuation method.

         The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders." First Horizon's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the property will continue to support the loan balance in the future.

Qualifications of Sellers

         Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate and service those mortgage loans.

Representations by Sellers; Repurchases

         Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of certificates. The applicable prospectus supplement may specify additional representations and warranties, but if it does not, the material representations and warranties made by a seller will, at a minimum, consist of the following:

         . that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each mortgage loan other than cooperative loans, and that each policy or certificate of title, as applicable, remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

         . that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

         . that each mortgage loan constituted a valid first lien on, or a first perfected security interest with respect to, the mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement;

         . that there were no delinquent tax or assessment liens against the mortgaged property; and

         . that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

         As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

     The trustee, if the master servicer is the seller, or the master servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated to repurchase the mortgage loan from the trust fund. The applicable prospectus supplement may specify a different repurchase price, but if it does not, the repurchase price will be equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the master servicer with respect to the mortgage loan. If an election is to be made to treat a trust fund or designated portions of it as a "real estate mortgage investment conduit" as defined in the Code, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for payment of any prohibited transaction taxes from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates -- General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets."


                        DESCRIPTION OF THE CERTIFICATES

     The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

     . a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

     . the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

     . information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

     . the circumstances, if any, under which the trust fund may be subject to early termination;

     . the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

     . the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

     .    the distribution dates with respect to the series;

     . additional information with respect to the plan of distribution of the certificates;

     . whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

     . the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

     . information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

     .    information as to the seller, the master servicer and the trustee.

     Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates and the related trust fund. A form of pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part.

     The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The depositor will provide a copy of the pooling and servicing agreement, without exhibits, relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063, Attention: Secretary. The following summaries describe material provisions that may appear in the pooling and servicing agreement.

General

     The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

     . the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement, excluding any amounts specified in the related prospectus supplement as a retained interest;

     . the assets required to be deposited in the related Certificate Account from time to time;

     . property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

     . any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

     If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date in proportion to the percentages specified in the related prospectus supplement. Distributions will be made monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

     The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of ERISA or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERlSA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

     As to each series, an election may be made to treat the related trust fund or designated portions of it as a REMIC. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the pooling and servicing agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. See "Material Federal Income Tax Consequences." The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for payment of any prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Certificates

     General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement" in this prospectus. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

     Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund. Distributions of principal and interest made in respect of a class of certificates on any distribution date will be applied in the manner specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

     Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in the Certificate Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the class certificate balance or in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount, of each class of certificates entitled to interest at the pass-through rate from the date and for the periods specified in the prospectus supplement. The pass-through rate for a class of certificates may be a fixed rate or an adjustable rate, as specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest, other than a class of accrual certificates that provide for interest that accrues but is not currently payable, will be distributable on the distribution dates specified in the related prospectus supplement until the class certificate balance of the class has been distributed in full. In the case of certificates entitled only to distributions allocable to interest, interest accrued during each specified period will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each interest only certificate will be calculated based on the notional amount of the certificate. The notional amount of an interest only certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the class certificate balance of that class on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of that class in the trust fund, as reflected in its class certificate balance, will increase on each distribution date by the amount of interest that accrued on that class during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding class certificate balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The class certificate balance of any class of certificates entitled to distributions of principal will be the original class certificate balance of that class as specified in the prospectus supplement, reduced by all distributions reported to the holders of the certificates as allocable to principal and in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

     A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement -- Subordination" in this prospectus and "Description of the Certificates -- Subordination" in the prospectus supplement.

     Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date, an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. The master servicer will make advances from its own funds, or from funds advanced by sub-servicers or held in the Certificate Account for future distributions to certificateholders. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the distribution date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made. These recoveries may include late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement. In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

Reports to Certificateholders

     The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

          .    the amount of the distribution allocable to principal;

          .    the amount of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

          .    the amount of any advance;

          .    the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the certificateholders;

          .    the class certificate balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

          .    the aggregate unpaid principal balance of the mortgage loans after giving effect to the distribution of principal on the distribution date;

          .    the number and aggregate principal balances of mortgage loans in the related mortgage pool that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

          .    the book value of any real estate acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

          .    if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

          .    any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

          .    the servicing fee payable to the master servicer and any
     subservicer, if applicable.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two bulleted items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

Categories of Classes of Certificates

     In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

         CATEGORIES OF CLASSES                      DEFINITION
         ---------------------                      ----------

Principal Types

Accretion Directed.................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the trust fund for the related series.

Component Certificates.............  A class consisting of "components." The components of a class of component
                                     certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Notional Amount Certificates.......  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs....  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the structuring range for the planned principal class. The planned principal classes in any series of certificates may be subdivided into primary planned principal classes, secondary planned principal classes and so forth, and may have different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class..........  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal

         CATEGORIES OF CLASSES                      DEFINITION
         ---------------------                      ----------

                                     class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the structuring range for the scheduled principal class.

Sequential Pay.....................  Classes that receive principal payments in a prescribed sequence, that do not have
                                     predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip..............................  A class that receives a constant proportion, or strip, of the principal
                                     payments on the underlying Mortgage Assets or other assets of the trust fund.

Support Class (also sometimes
referred to as companion classes)..  A class that receives principal payments on any distribution date only if scheduled
                                     payments have been made on specified
                                     planned principal classes, targeted
                                     principal classes or scheduled principal classes.

Targeted Principal Class or TACs...  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

Interest Types

Fixed Rate.........................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate......................  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

         CATEGORIES OF CLASSES                      DEFINITION
         ---------------------                      ----------

Inverse Floating Rate..............  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Variable Rate......................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments, including the mortgage rates borne by the underlying mortgage loans.

Interest Only......................  A class that receives some or all of the interest payments made on the underlying
                                     Mortgage Assets or other assets of the
                                     trust fund and little or no principal.
                                     Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only.....................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual....................  A class that accretes a portion of the amount of accrued interest on it, which
                                     amount will be added to the principal
                                     balance of the class on each applicable
                                     distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual............................  A class that accretes the amount of accrued interest otherwise distributable on the
                                     class, which amount will be added as
                                     principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

     LIBOR. The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with the LIBO Method or the BBA Method, each as described below, which method will be specified in the related prospectus supplement:

          LIBO Method. If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. London time on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

          Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

     . If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations, rounded upwards if necessary to the nearest whole multiple of 1/32%.

     . If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of LIBOR as determined on the previous LIBOR determination date or the reserve interest rate. The reserve interest rate shall be the rate per annum which the calculation agent determines to be either the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

     . If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in the previous paragraph, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified in the related prospectus supplement.

                  Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to so act, or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

                  BBA Method. If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result, expressed as a percentage, out to six decimal places, and rounding to five decimal places.

         If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

         The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

         COFI. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the FHLBSF to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month will be announced on or near the last working day of the following month and also has stated that it cannot guarantee the announcement of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

         The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the

OTS for the third preceding month, or the fourth preceding month, if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

         The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

         Treasury Index. The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period or, if applicable, the date specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period and for any date, the yield for the date, expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the- counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

         Prime Rate. The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Book-Entry Certificates

         If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial class certificate balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

         Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository or of a participating firm that acts as agent for the financial intermediary whose interest will be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant. Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

         In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

         The applicable prospectus supplement may when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book- entry certificates or their nominees, rather than to the depository, only if

         . the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor;

         . the depositor, at its sole option, elects to terminate the book-entry system through the depository; or

         . after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository, or a successor to it, is no longer in the best interests of the beneficial owners.

         Upon the occurrence of any of these events, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                              CREDIT ENHANCEMENT

General

         Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of one or any combination of the following:

         . subordination of other classes of certificates of the same series; . a limited guarantee;
         . a financial guaranty insurance policy;
         . a surety bond;
         . a letter of credit;
         . a pool insurance policy;
         . a special hazard insurance policy;

         . a mortgagor bankruptcy bond;
         . a reserve fund;
         . cross support;
         . overcollateralization; or
         . any other form of credit enhancement described in the related prospectus supplement.

         Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

Subordination

         If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

         If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

         As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

Mortgage Pool Insurance Policies

         If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

         . any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

         . hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         . if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition, with reasonable wear and tear excepted, at the time of issuance of the policy; and

         . the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

         Upon satisfaction of these conditions, the pool insurer will have the option to either

         . purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders, or

         . pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the master servicer's expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

         The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. Many primary mortgage insurance policies also do not insure against these types of losses. A failure of coverage for one of these reasons might result in a breach of the related seller's representations and, in that case, might result in an obligation on the part of the seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the seller. In addition, no mortgage pool insurance policy will cover, and many primary mortgage insurance policies do not cover a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

Special Hazard Insurance Policies

         If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement -- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

         The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

         .    the cost of repair to or replacement of the damaged property, or

         . upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. In adddition, any amount paid to repair or replace the property will further reduce special hazard coverage by that amount.

         No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer.

         So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Bankruptcy Bonds

         If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

         To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Reserve Fund

         If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the related series. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

         The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

         Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments which will generally consist of short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each rating agency rating the applicable series of certificates. To the extent that permitted investments consist of debt obligations, they will be either registered or exempt from registration under the Securities Act. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the material terms of any cross support feature, the impact of the cross support feature on the interests of the certificateholders and all material applicable risks.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Insurance Policies, Surety Bonds and Guaranties

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include other insurance policies or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

Over-Collateralization

         If so provided in the prospectus supplement for a series of certificates, a portion of the interest payment on each Mortgage Asset may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in over-collateralization.

                      YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment penalties, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

         A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

         The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

         The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

         When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

         Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

         Under specified circumstances, the master servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination."

         Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

         The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments and principal prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                      THE POOLING AND SERVICING AGREEMENT

         The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the loan-to-value ratio at origination and other specified information.

         In addition, the depositor will deliver or cause to be delivered to the trustee, or to the custodian, for each mortgage loan

         . the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

         . the mortgage, deed of trust or similar instrument with evidence of recording indicated on it, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for,

         . an assignment of the mortgage to the trustee in recordable form and

         . any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

         The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

         With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

         . the related original cooperative note endorsed without recourse in blank or to the order of the trustee, or to the extent the related pooling and servicing agreement so provides, a lost note affidavit,

         .    the original security agreement,

         .    the proprietary lease or occupancy agreement,

         .    the recognition agreement,

         .    an executed financing agreement and

         . the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

         The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         The trustee or the custodian will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee or the custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, then this purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

         Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

         Assignment of Agency Securities. The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each agency security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

         Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage- backed security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

         Conveyance of Subsequent Mortgage Loans. With respect to a series of certificates for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent mortgage loans to the trust fund after the issuance of the related certificates, the related pooling and servicing agreement will require the seller and the depositor to satisfy the following conditions, among others:

         . each Subsequent mortgage loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related pooling and servicing agreement;

         . the seller will not select the Subsequent mortgage loans in a manner that it believes is adverse to the interests of the certificateholders;

         . as of the related cut-off date, all of the mortgage loans in the mortgage pool at that time, including the Subsequent mortgage loans purchased after the closing date, will satisfy the criteria set forth in the related pooling and servicing agreement;

         . the Subsequent mortgage loans will have been approved by any third party provider of credit enhancement, if applicable; and

         . before the purchase of each Subsequent mortgage loan the trustee will perform an initial review of certain related loan file documentation for the mortgage loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent mortgage loan.

         The Subsequent mortgage loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of mortgage loans as described in the related prospectus supplement. Each acquisition of any Subsequent mortgage loans will be subject to the review by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants of the aggregate statistical characteristics of the related mortgage pool for compliance with the applicable statistical criteria set forth in the related pooling and servicing agreement.

Payments on Mortgage Assets; Deposits to Certificate Account

         The master servicer will establish and maintain or cause to be established and maintained a Certificate Account for the related trust fund. The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be either

         . maintained with a depository institution, the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of certificates at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

         . an account or accounts, the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained,

         . a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

         . an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

         The collateral eligible to secure amounts in the Certificate Account is limited to permitted investments which will generally consist of short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each rating agency rating the applicable series of certificates. To the extent that permitted investments consist of debt obligations, they will be either registered or exempt from registration under the Securities Act. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in permitted investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

         The master servicer will deposit or cause to be deposited in the Certificate Account for each trust fund on a daily basis, to the extent applicable and unless the related pooling and servicing agreement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement:

         . all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the mortgage loans;

         . all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

         . all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and any unreimbursed advances, received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

         . all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program -- Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement -- Termination; Optional Termination";

         . all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance";

         . any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

         . all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

         The master servicer or the depositor, as applicable, may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

         . to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account;

         . to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan, or insurance proceeds or liquidation proceeds from the mortgage loan, with respect to which the advance was made;

         . to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

         . to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

         . to reimburse the master servicer for unpaid master servicing fees and unreimbursed out- of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

         . to pay to the master servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

         . to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

         . to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

         . to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will generally provide that on or before the business day before each distribution date, the master servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

Collection Procedures

         The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or prepayment charge or penalty fee in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the master servicer is obligated to make or to cause to be made advances, this obligation will continue during any period in which the arrangement is in effect.

         The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

         Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

         The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

         . the maximum insurable value of the improvements securing the mortgage loan or the greater of

         .     the outstanding principal balance of the mortgage loan, and

         . an amount that assures that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

         All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited in the Collection Account but for the deductible clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of generally 80% to 90% of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. The hazard insurance policies generally define the actual cash value of improvements as their replacement cost at the time and place of loss, less physical depreciation. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above.

         The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

Realization Upon Defaulted Mortgage Loans

         Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

         Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less

         . all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property,

         . hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

         . amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

         .    claim payments previously made by the primary insurer, and

         .    unpaid premiums.

         Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including

         . fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan;

         . failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

         .    physical damage to the mortgaged property; and

         . the related sub-servicer not being approved as a servicer by the primary insurer.

         Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

         .    advance or discharge

              .  all hazard insurance policy premiums, and

              . as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

         . upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

         . tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

         The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

         If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus accrued interest that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

         Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

         . first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

         . second, to reimburse the master servicer for any unreimbursed advances with respect to the mortgage loan;

         . third, to accrued and unpaid interest on the outstanding principal balance of the mortgage loan, to the extent no advance has been made for that amount; and

         .    fourth, as a recovery of principal of the mortgage loan.

         FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four- family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

         The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub- servicer in partial or full satisfaction of amounts due under the mortgage loan, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub- servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub- servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

         The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of February 1996, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

         The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Servicing and Other Compensation and Payment of Expenses

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub- servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and investment income from funds in the applicable Certificate Account.

         The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

Evidence as to Compliance

         Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans, private mortgage-backed securities or agency securities, under pooling and servicing agreements substantially similar to each other (including the related pooling and servicing agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans, private mortgage-backed securities or agency securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

List of Certificateholders

         Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

Matters Regarding the Master Servicer and the Depositor

         Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of any series that have been rated.

Events of Default

         The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

         . any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

         . any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

         . certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

Rights Upon Event of Default

         So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66 2/3% of the voting rights evidenced by the certificates and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

         No certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights evidenced by the certificates have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Amendment

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

              (a) to cure any ambiguity or mistake;

              (b) to correct any defective provision in the pooling and servicing agreement or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

              (c) to add to the duties of the depositor, the seller or the master servicer;

              (d) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

              (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (d) or (e) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

         In addition, to the extent provided in the related pooling and servicing agreement, a pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the Certificate Account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

              (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

              (b) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (a), without the consent of the holders of certificates of the class evidencing, as to the class, percentage interests aggregating 66%, or

              (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

         Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

     . the final payment or other liquidation of the last of the Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

     . the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

See "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

     Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC for federal tax purposes.

The Trustee

     The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                      LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state laws, which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

     The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure/Repossession

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

     Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant- stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant- stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

     In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral was conducted in a commercially reasonable manner. In the case of a cooperative loan, the collateral would be the shares of the cooperative and the related proprietary lease or occupancy agreement.

Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under CERCLA, the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a property causing the lender to lose the protection of the secured creditor exclusion has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In United States v. Fleet Factors Corp. (1990), the United States Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation Act, which took effect on September 30, 1996. The Asset Conservation Act provides that to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of RCRA, which regulates underground petroleum storage tanks, but not heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset

Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

Due-on-Sale Clauses

     Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due- on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

Applicability of Usury Laws

     Title V of DIDMCA provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V of DIDMCA. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V of DIDMCA is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of DIDMCA. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, or a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is the opinion of Andrews & Kurth L.L.P., counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Andrews & Kurth L.L.P. is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold certificates as part of a straddle within the meaning of Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

General

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code referred to in this section unless otherwise indicated). The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

Non-REMIC Certificates

     If a REMIC election is not made, the trust fund will not be classified as an association taxable as a corporation and each trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Andrews & Kurth L.L.P. will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made and will file the opinion, along with their consent to its use, with the SEC by means of a Current Report on Form 8-K on or prior to the closing date.

a.   Single Class of Certificates

     Characterization. The trust fund may be created with one class of certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions, as defined in the Code, exceed two percent of their adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

     Generally, as to each series of certificates:

     . a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

     . a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
        Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

     . a certificate owned by a REMIC will represent an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a certificateholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of certificates will specify whether apportionment would be required.

     Premium. The price paid for a certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code
Section 171, to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on the certificate. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section

171. However, recent changes to the Code require the use of a prepayment assumption to accrue original issue discount on pools of receivables the yield on which may be affected by prepayments for tax years beginning after August 5, 1997 and prior legislative history indicated that if a prepayment assumption applied to an instrument for purposes of the OID rules, that prepayment assumption should be applied in amortizing bond premium.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a certificate acquired at a premium should recognize a loss if a mortgage loan, or an underlying mortgage loan, prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan, or underlying mortgage loan, that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan, or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, under recent legislation, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997 (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss. For example, this change could cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer.

     On December 30, 1997 the IRS issued the Amortizable Bond Premium Regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     OID. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "-- Multiple Classes of Certificates -- Certificates Representing Interests in Loans Other Than Adjustable Rate Mortgage Loans."

     Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of the Code to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under the market discount provisions.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describe how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Recent legislation expands the required use of a prepayment assumption for purposes of calculating OID for tax years beginning after August 5, 1997 to pools of receivables the yield on which may be affected due to prepayments and previous legislative history states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue market discount. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of the certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the certificate in excess of the aggregate amount of interest, including OID, includible in the holder's gross income for the taxable year with respect to the certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If an election to treat all interest as OID were to be made with respect to a certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See " -- Single Class of Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

b.   Multiple Classes of Certificates

     1.  Stripped Bonds and Stripped Coupons

     The separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of OID and market discount, the Code treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may consist of Stripped Bond Certificates, while the second class of certificates may consist of Stripped Coupon Certificates.

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points or the certificates are initially sold with a de minimis discount, which amount may be calculated without a prepayment assumption, any non- de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

     Although current authority is not entirely clear, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of the certificate will be required to accrue the discount under the OID rules of the Code. See " --Non-REMIC Certificates" and " -- Single Class of Certificates -- Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the trust fund's mortgage loans.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, based on the recent IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

     Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefore (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     2. Certificates Representing Interests in Loans Other Than Adjustable Rate Mortgage Loans

     The original issue discount rules will be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors other than individuals originated after

July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

         OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than adjustable rate mortgage loans likely will be computed as described under " -- Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued on January 27, 1994, and amended on June 11, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). However, the OID Regulations do not adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans underlying the certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under " -- Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, and, in tax years beginning after August 5, 1997, to pools of receivables the yield on which may be affected by prepayments of receivables such as those the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in " -- Accrual of Original Issue Discount."

         Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the certificates, or the day before each date. This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period determined by using the original yield to maturity of the respective component under the Prepayment Assumption as a discount factor, of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

         3.  Certificates Representing Interests in Adustable Rate Mortgage
             Loans

         The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in adjustable rate mortgage loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in adjustable rate mortgage loans. In the absence of any authority, the master servicer will report OID on certificates attributable to adjustable rate mortgage loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading " -- Certificates Representing Interests in Loans Other Than Adustable Rate Mortgage Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the adjustable rate mortgage loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the certificateholder when it accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income, including possibly OID income, to the certificateholder over the remaining life of the certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

 c.      Sale or Exchange of a Certificate

         Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the seller's purchase price for the certificate, increased by the OID included in the seller's gross income with respect to the certificate, and reduced by principal payments on the certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code Section 1221 and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period, which is currently more than one year.

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

d.       Non-U.S. Persons

         Generally, to the extent that a certificate evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a certificate also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a certificate evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the certificateholder complies with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a U.S. Person and providing the name and address of the certificateholder. Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by certificateholders.

         Interest paid or accrued on the mortgage loans to a certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement on Form W-8 or other similar form, signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If an interest in a mortgage loan is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement (e.g., a Form 1001), signed under penalties of perjury, to that effect.

         The New Withholding Regulations were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. In particular, the New Witholding Regulations replace the current IRS Form W-8, Form 1001 and Form 4224 with various revised Forms W-8 and provide that the current Form W-8, Form 1001 and Form 4224 will be invalid as of December 31, 2000. Prospective Non-U.S. Persons who own interests in mortgage loans are strongly encouraged to consult their own tax advisor with respect to the New Withholding Regulations.

e.       Information Reporting and Backup Withholding

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability.

REMIC Certificates

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however " -- Residual Certificates" and " -- Prohibited Transactions and Other Taxes"), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the Regular Certificates will be considered to be regular interests in the REMIC and the Residual Certificates will be considered to be residual interests in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Andrews & Kurth L.L.P. will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the certificates as representing regular or residual interests in a REMIC and will file the opinion, along with their consent to its use, with the SEC by means of a Current Report on Form 8-K on or prior to the closing date.

         In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

         In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in " -- Non- REMIC Certificates -- Single Class of Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

         A "qualified mortgage" for REMIC purposes is any obligation, including certificates of participation in an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

         Tiered REMIC Structures. For some series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "Subsidiary REMIC or REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Andrews & Kurth L.L.P. will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC and will file the opinion, along with their consent to its use, with the SEC by means of a Current Report on Form 8-K on or prior to the closing date.

         Only REMIC Certificates, other than the residual interest in any Subsidiary REMIC, issued by the Master REMIC will be offered under this prospectus. All Subsidiary REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code.

a.       Regular Certificates

         General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

         The OID rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         The IRS issued the Contingent Regulations in June 1996. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

         In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public, excluding bond houses, brokers, underwriters or wholesalers. The issue price of a Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Regular Certificates includes all distributions of interest and principal on the Regular Certificates.

         Where the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular Certificateholders are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

         Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for the issuance of Super-Premium Certificates. The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible, when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under " -- Accrued Interest Certificates"), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under " -- Regular Certificates -- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super- Premium Certificates as described in this prospectus.

         Under the REMIC Regulations, if the issue price of a Regular Certificate, other than those based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, the Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described under " -- Regular Certificates -- Premium" should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

         Generally, a Regular Certificateholder must include in gross income the "daily portions," determined as described above under "Non-REMIC Certificates -- Certificates Representing Interests in Loans Other Than Adjustable Rate Mortgage Loans -- Accrual of Original Issue Discount".

         Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. For a debt instrument issued after August 13, 1996, an objective rate is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

         The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under " -- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate certificates. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Regular Certificates. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that these certificates may not have been issued with "true" non-de minimis original issue discount.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimus market or original issue discount, and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this type of an election were to be made with respect to a Regular Certificate with market discount, a certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See " -- Regular Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

         Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price, which is determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder, over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies. Market discount on Regular Certificates is accrued and subject to the rules described above under "Non-REMIC Certificates -- Single Class of Certificates --Market Discount".

         Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID, will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the Regular Certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         On December 30, 1997 the IRS issued final Amortizable Bond Premium Regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of Deferred Interest with respect to one or more adjustable rate mortgage loans. Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of the certificates before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate the inclusion. Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Regular Certificates.

         Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the certificates. Subordinated certificateholders nevertheless will be required to report income with respect to their certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated certificateholders are encouraged to consult their own tax advisors on this point.

         Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income.

         The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Certificates and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Regular Certificate is allocable to Pre-issuance Accrued Interest and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the Pre-issuance Accrued Interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of Pre-issuance Accrued Interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

         Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Residual Certificates -- Pass-Through of Non- Interest Expenses of the REMIC."

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are encouraged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest, including any payment with respect to accrued OID, on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the Regular Certificateholder complies with certain identification requirements, including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that the Regular Certificateholder is a foreign person and providing the name and address of the Regular Certificateholder. If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Further, it appears that a Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

         As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the new withholding regulations into account. Prospective Non-U.S. Persons who own Regular Certificates are strongly encouraged to consult their own tax advisor with respect to the New Withholding Regulations.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability. In addition, prospective investors are encouraged to consult their tax advisors with respect to the New Withholding Regulations.

b.       Residual Certificates

         Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See " -- Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors are encouraged to consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

         A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than or less than the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder. See " -- Sale or Exchange of Residual Certificates." It is not clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for these adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described under " -- Regular Certificates -- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax- exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan is less than or greater than its principal balance, respectively. Any discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular

Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments on the mortgage loan and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders will not apply.

         A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See " -- Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see " -- Allocation of the Income of the REMIC to the Residual Certificates."

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods, but not otherwise. The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

         In the case of individuals, or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders, other than corporations, that are subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

         Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see " -- Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See " -- Non- U.S. Persons." An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

         Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

         Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate, except that the recognition of loss may be limited under the "wash sale" rules. A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

         The Code imposes a Prohibited Transactions Tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interest could result in the imposition of a Contributions Tax on the trust fund equal to 100% of the value of the contributed property. No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

         In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

         . a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

         . the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Tax-Exempt Investors

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See " -- Residual Certificates -- Excess Inclusions."

Non-U.S. Persons

     Amounts paid to Residual Certificateholders who are not U.S. persons (see
" -- Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest," subject to the conditions described in " -- Regular Certificates," but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See " -- Residual Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the Residual Certificates do not have significant value. See " -- Residual Certificates --Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax rate will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see " -- Tax-Related Restrictions on Transfers of Residual Certificates."


Tax-Related Restrictions on Transfers of Residual Certificates

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass- through entity. Large partnerships which generally contain 250 or more partners are taxable on excess inclusion income as if all partners were disqualified organizations.

     To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following sentence, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Glossary of Terms," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have that knowledge if the transferor conducted a reasonable investigation of the transferee and the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay the taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed I.R.S. Form 4224 and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are encouraged to consult their own tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                             ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to certificates of a series that are not divided into subclasses. If certificates are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to them.

     ERISA imposes requirements on Plans and on Parties in Interest. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan, subject to certain exceptions not here relevant. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to the described ERISA considerations, subject to the provisions of applicable state law. However, any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the DOL issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101.) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Exchange Act.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving Plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed Plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

PTE 83-1

     In PTE 83-1, the DOL exempted from ERISA's prohibited transaction rules and from the excise tax imposed under Code Section 4975 certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of the certificates. PTE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass- through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in Single Family Certificates will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and
(2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than twenty-five percent (25%) of all Single Family Certificates and at least fifty percent (50%) of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinated certificates. Accordingly, no transfer of a subordinated certificate generally may be made to a Plan.

     The discussion in this and the next paragraph applies only to Single Family Certificates. The depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (1) certificates issued in a series consisting of only a single class of certificates; and (2) senior certificates issued in a series in which there is only one class of senior certificates; provided that the certificates in the case of clause (1), or the senior certificates in the case of clause (2), evidence the beneficial ownership of both a specified percentage of future interest payments greater than zero percent and a specified percentage greater than zero percent of future principal payments on the mortgage loans. It is not clear whether a class of certificates that evidences the beneficial ownership in a trust fund divided into mortgage loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of certificates entitled to receive payments of interest and principal on the mortgage loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption:

         . the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing the loans and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

     . the existence of a pool trustee who is not an affiliate of the pool sponsor; and

     . a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates in a series issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described in this prospectus, that subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above, with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the mortgage loans or the principal balance of the largest mortgage loan. See "Description of the Certificates." In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other PTEs. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Underwriter Exemptions

     The DOL has granted Underwriter Exemptions to certain underwriters which exempt certain transactions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

     . the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     . the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

     . the certificates acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

     . the trustee is not an affiliate of any other member of the Restricted Group;

     . the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses; and

     . the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

     In addition, for transactions that utilize prefunding, the following conditions must be satisfied:

     . The principal amount of Subsequent mortgage loans must not exceed 25% of the principal balance of all certificates being offered as of the closing date;

     . All such Subsequent mortgage loans must meet the same terms and conditions for eligibility as the initial mortgage loans, which terms and conditions have been approved by one of the rating agencies, except that such terms and conditions may be modified with the prior approval of a rating agency or of a majority of the holders of the certificates;

     . The addition of Subsequent mortgage loans during the funding period does not result in a ratings downgrade;

     . The weighted average annual percentage rate of all mortgage loans in the trust at the end of the funding period is not more than 100 basis points lower than such weighted average as of the closing date;

     . The characteristics of the Subsequent mortgage loans are monitored by an insurer that is independent of the seller, or an independent accountant delivers a letter, with copies to the relevant rating agencies, underwriters and trustee, stating that the characteristics of the Subsequent mortgage loans conform to the characteristics with respect thereto specified in the related prospectus supplement;

     .    The funding period ends no later than 90 days after the closing date;
          and

     . Amounts on deposit in the related prefunding account and capitalized interest account are invested only in investments permitted by the rating agencies that are (i) direct obligations of or fully guaranteed by the United States or any agency or instrumentality thereof or (ii) rated, or issued by an issuer rated, in one of the three highest generic rating categories by the rating agencies.

     The trust fund must also meet the following requirements:

     . the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     . certificates in other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year before the Plan's acquisition of certificates; and

     . certificates evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

     . in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group,

     . the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

     . the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

     . immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Underwriter Exemptions do not apply to Plans sponsored by Restricted Groups.

     The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83- 1, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Insurance Company General Accounts

     Section III of PTE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Underwriter Exemptions solely because they are subordinated to other classes of certificates in a trust or have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's DCR or Fitch. All other conditions of one of the Underwriter Exemptions would have to be satisfied in order for PTE 95-60 to be available. Before purchasing a class of certificates, an insurance company general account seeking to rely on
Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Other Exemptions

     One or more other PTEs issued by the DOL may be available to a Plan investing in the certificates, depending in part upon the type of Plan fiduciary making the decision to acquire certificates and the circumstances under which the decision is made, including but not limited to PTE

84-14, regarding investments effected by "qualified plan asset managers,"
PTE 90-1, regarding investments by insurance company pooled separate accounts, PTE 91-38, regarding investments by bank collective investment funds, and PTE 96-23, regarding investments effected by "in-house asset managers." However, even if the conditions specified in one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

     Any Plan fiduciary which proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83- 1, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before investing in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

     The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of SMMEA. Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico. Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security".

     All depository institutions considering an investment in the certificates, whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security", should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase or retention of such a product would be consistent with the policy statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                            METHOD OF DISTRIBUTION

     Certificates are being offered by the prospectus and the accompanying prospectus supplement in series from time to time, with each series evidencing a separate trust fund, through any of the following methods:

     . by negotiated firm commitment underwriting and public reoffering by underwriters;

     . by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     .    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     This prospectus, together with the related prospectus supplement, may be used by First Tennessee Capital Markets, an affiliate of the depositor, in connection with offers and sales related to market making transactions in the certificates in which First Tennessee Capital Markets acts as principal. First Tennessee Capital Markets may also act as agent in those transactions. Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                 LEGAL MATTERS

     The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Andrews & Kurth L.L.P., Dallas, Texas. Certain of the legal aspects of the certificates will be passed upon for the Underwriters by Brown & Wood LLP, Washington, D.C.

                             FINANCIAL INFORMATION

     A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor. A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future.

     For example, the rating agency could lower or withdraw its rating due to:

          . a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

          . an adverse change in the financial or other condition of a credit enhancement provider, or

          . a change in the rating of the credit enhancement provider's long-term debt.

     The amount, type, and nature of credit enhancement established for a class of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans.

     Each security rating should be evaluated independently of any other security rating.

                               GLOSSARY OF TERMS

     1986 Act -- The Tax Reform Act of 1986.

     Amortizable Bond Premium Regulations -- Final regulations issued by the IRS on December 30, 1997 which deal with amortizable bond premium.

     Asset Conservation Act -- The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which took effect on September 30, 1996.

     Available Funds -- The amount on deposit in the related Certificate
Account on the distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in the Certificate Account for distribution on future distribution dates.

     CERCLA-- The Comprehensive Environmental Response, Compensation and Liability Act of 1980, under which the Environmental Protection Agency may impose a lien on property where the Environmental Protection Agency has incurred clean-up costs.

     Certificate Account -- An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

     Code -- The Internal Revenue Code of 1986, as amended.

     Contingent Regulations -- Final regulations issued by the IRS in June 1996 governing the calculation of OID on instruments having contingent interest payments.

     Contributions Tax -- A tax on a trust fund equal to 100% of the value of the contributed property.

     Deferred Interest -- Interest deferred due to negative amortization.

     DIDMCA -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

     DOL -- The U.S. Department of Labor.

     Eleventh District -- The Eleventh Federal Home Loan Bank District.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     Exchange Act -- The Securities Exchange Act of 1934, as amended.

     FHLBSF -- The Federal Home Loan Bank of San Francisco.

     Freddie Mac Act -- Title III of the Emergency Home Finance Act of 1970, as amended.

     Garn-St Germain Act -- The Garn-St Germain Depository Institutions Act of 1982.

     Guide -- First Horizon's Seller Guide and Servicer Guide, collectively.

     Housing Act -- The National Housing Act of 1934, as amended.

     Legislative History -- The legislative history of the 1986 Act.

     Mortgage Assets -- The mortgage-related assets of a trust fund for a series of certificates, including:

          . a pool of first lien mortgage loans or participation interests in first lien mortgage loans, in each case secured by one- to four-family residential properties,

          .    agency securities, or

          .    private mortgage-backed securities.

     National Cost of Funds Index -- The National Monthly Median Cost of Funds Ratio to SAIF- Insured Institutions published by the OTS for the third preceding month, or the fourth preceding month, if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period.

     New Withholding Regulations -- Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters which were published in the Federal Register on October 14, 1997.

     Non-U.S. Person -- A person other than a U.S. Person.

     OID Regulations -- The Treasury regulations issued under Code Sections 1271 through 1273 and 1275.

     OID -- Original issue discount.

     OTS -- The Office of Thrift Supervision.

     Parties in Interest -- Persons who bear specified relationships to Plans or who are fiduciaries with respect to Plans.

     Payment Lag Certificates -- Regular Certificates which provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date.

     Plans -- Employee benefit plans subject to ERISA and certain retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested.

     Pre-Funding Account -- When a Pre-Funding Arrangement is utilized in connection with the issuance of a series of certificates, a segregated account into which a trustee will be required to deposit all or a portion of the proceeds received by such trustee in connection with the sale of one or more classes of certificates of the series.

     Pre-Funding Arrangement -- An arrangement in which the depositor commits to purchase Subsequent mortgage loans for deposit into the trust fund after the date on which the related certificates are issued.

     Pre-issuance Accrued Interest -- Interest that has accrued on a certificate before the issue date.

     PTE -- A prohibited transaction exemption issued by the DOL.

     Prohibited Transactions Tax -- A tax on REMICs equal to 100% of the net income derived from prohibited transactions.

     RCRA -- The Resource Conservation and Recovery Act.

     Regular Certificateholders -- Holders of Regular Certificates.

     Regular Certificates -- The regular interests of a trust fund that elects REMIC status.

     Relief Act -- The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     REMIC -- A real estate mortgage investment conduit, as defined in the Code.

     REMIC Certificates -- The certificates of a trust fund that elects REMIC status.

     REMIC Regulations -- The regulations governing REMICs under the Code.

     Residual Certificateholder -- A holder of a Residual Certificate.

     Residual Certificates --The residual interests in a trust fund that elects REMIC status.

     Restricted Group -- Any one or more of the seller, the underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties.

     Retained Interest -- For a Mortgage Asset, the amount or percentage specified in the related prospectus supplement which is not sold by the depositor or seller of the Mortgage Asset and, therefore, is not included in the trust for the related series.

     Securities Act -- The Securities Act of 1933, as amended.

     Single Family Certificates -- Certificates that represent interests in a mortgage pool consisting of mortgage loans representing loans for single family homes.

     SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

     Stripped Arm Obligations -- OID on certificates attributable to adjustable rate mortgage loans.

     Stripped Bond Certificates -- A class of certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans.

     Stripped Coupon Certificates -- A class of certificates that represents the right to some or all of the interest on all or a portion of the mortgage loans, including mortgage loans underlying a Stripped Bond Certificate.

     Subsequent mortgage loans -- Additional mortgage loans purchased by the depositor after the date on which the related certificates are issued.

     Super-Premium Certificates -- Regular Certificates issued at prices significantly exceeding their principal amounts or notional principal balances.

     U.S. Person -- a person who is;

          .  a citizen or resident of the United States,

          . a corporation or a partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, which is organized in or created under the laws of the United States or any State thereof or the District of Columbia, unless in the case of a partnership, Treasury Regulations provide otherwise,

          . an estate the income of which, from sources outside the United States, is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States,

          . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or

          .  a trust that can elect to be treated as a U.S. Person.

     Underwriter Exemptions -- Administrative exemptions, granted by the DOL to certain underwriters, from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such exemptions.

                                  $233,014,972
                                 (Approximate)

                           [LOGO] FIRST
                                  HORIZON
                                  Home Loan Corporation

                          Seller and Master Servicer

                First Horizon Mortgage Pass-through Trust 2000-2
                                     Issuer


               Mortgage Pass-through Certificates, Series 2000-2



                             ---------------------

                             PROSPECTUS SUPPLEMENT

                                  May 24, 2000

                             ---------------------


                                Lehman Brothers

                     First Tennessee Securities Corporation

  Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2000-2 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2000-2 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus until August 28, 2000.